             ------------------------------------------------------

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG


                       INSTALLSHIELD SOFTWARE CORPORATION
                                   ("SELLER")


                                       AND


       MACROVISION CORPORATION ("PARENT"), MACROVISION EUROPE LIMITED AND
                      MACROVISION INTERNATIONAL HOLDINGS LP
                     (COLLECTIVELY WITH PARENT, "PURCHASER")
             ------------------------------------------------------


                                  JUNE 16, 2004


             ------------------------------------------------------

                                TABLE OF CONTENTS


1.  SALE AND PURCHASE OF PURCHASED ASSETS......................................1
1.1               ASSETS TO BE PURCHASED AND SOLD..............................1
1.2               EXCLUDED ASSETS..............................................3
1.3               LIABILITIES..................................................4
1.4               CLOSING AND CLOSING DATE.....................................7
1.5               ACTIONS AT THE CLOSING.......................................7
1.6               POST-CLOSING ACTIONS.........................................8

2.  PURCHASE PRICE; TERMS OF PAYMENT...........................................8
2.1               PURCHASE PRICE...............................................8
2.2               ALLOCATION OF PURCHASE PRICE................................13

3.  REPRESENTATIONS AND WARRANTIES OF SELLER..................................13
3.1               CORPORATE...................................................13
3.2               TITLE TO PURCHASED ASSETS...................................15
3.3               CONTRACTS AND COMMITMENTS...................................16
3.4               DUE AUTHORITY; VALID AND BINDING AGREEMENTS.................18
3.5               NO CONFLICTS OR VIOLATIONS..................................18
3.6               NO VIOLATION OF LAW.........................................19
3.7               NO LITIGATION, ETC..........................................19
3.8               NO BROKERS OR FINDERS.......................................19
3.9               ASSIGNABILITY OF CONTRACTS..................................19
3.10              ENVIRONMENT, HEALTH, AND SAFETY.............................20
3.11              TAXES.......................................................20

3.12              INTELLECTUAL PROPERTY ASSETS................................21
3.13              EMPLOYEES...................................................23
3.14              EMPLOYEE AND LABOR MATTERS..................................24
3.15              CUSTOMERS AND SUPPLIERS.....................................28
3.16              OUTSTANDING EQUITY & ECONOMIC INTERESTS.....................29
3.17              FINANCIAL STATEMENTS........................................29
3.18              UK SUBSIDIARY ACCOUNTS......................................29
3.19              PRODUCT WARRANTY AND PRODUCT LIABILITY......................30
3.20              INSURANCE...................................................30
3.21              ABSENCE OF CERTAIN CHANGES..................................31
3.22              ABSENCE OF UNDISCLOSED LIABILITIES..........................32
3.23              AFFILIATES' RELATIONSHIPS TO SELLER.........................33
3.24              DISCLOSURE..................................................33
3.25              MICROSOFT...................................................33
3.26              UK SUBSIDIARY CAPITALIZATION................................33

4.  REPRESENTATIONS AND WARRANTIES OF PURCHASER...............................33
4.1               CORPORATE...................................................34
4.2               DUE AUTHORITY...............................................34
4.3               NO CONFLICTS OR VIOLATIONS..................................34
4.4               NO BROKERS OR FINDERS.......................................34
4.5               FINANCIAL CAPACITY..........................................35

5.  FURTHER AGREEMENTS & COVENANTS............................................35
5.1               ESCROW AGREEMENT............................................35
5.2               ANNOUNCEMENTS...............................................35
5.3               CONFIDENTIAL INFORMATION....................................35

5.4               USE OF SELLER'S NAME........................................35
5.5               PERMITS.....................................................36
5.6               TAXES.......................................................36
5.7               MATERIAL AGREEMENTS.........................................36
5.8               CONDUCT OF BUSINESS.........................................36
5.9               EXCLUSIVE DEALING...........................................36
5.10              ACCESS TO INFORMATION.......................................37
5.11              EMPLOYEE MATTERS............................................37
5.12              SELLER'S FINANCIAL OBLIGATIONS..............................39
5.13              ASSIGNMENT OF CONTRACTS.....................................39
5.14              NOTICE OF DEVELOPMENTS......................................39
5.15              HART-SCOTT-RODINO FILINGS...................................39
5.16              NON-COMPETITION.............................................39
5.17              ACCOUNTS RECEIVABLE.........................................41
5.18              USE OF PROCEEDS.............................................41
5.19              UPDATING SCHEDULES..........................................41
5.20              WISE SOLUTIONS, INC.........................................41
5.21              HUISH MATTER................................................42
5.22              HELLE MATTER................................................42
5.23              UK SUBSIDIARY TAX REFUND....................................42
5.24              UK SUBSIDIARY NET ASSET ADJUSTMENT..........................43

6.  CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE.............................44
6.1               WARRANTIES TRUE AS OF BOTH PRESENT DATE AND CLOSING DATE....44
6.2               COMPLIANCE WITH COVENANTS...................................44
6.3               NO MATERIAL ADVERSE CHANGE..................................44

6.4               THIRD PARTY CONSENTS, ASSIGNMENTS AND NOTICES...............44
6.5               KEY EMPLOYEES...............................................45
6.6               EMPLOYEES...................................................45
6.7               FOUNDERS' CERTIFICATE.......................................45
6.8               FOUNDER'S NON-COMPETITION AGREEMENT.........................45
6.9               APPROVALS...................................................45
6.10              RELEASE OF CLAIMS...........................................45
6.11              SELLER DOCUMENTS............................................45
6.12              HSR WAITING PERIOD..........................................45
6.13              CHANGES TO DISCLOSURE SCHEDULES.............................45
6.14              NO LITIGATION, ETC..........................................45
6.15              INTERIM FINANCIAL REPORTS...................................46
6.16              STOCK TRANSFER FORM.........................................46

7.  CONDITIONS TO SELLER'S OBLIGATION TO CLOSE................................46
7.1               WARRANTIES TRUE AS OF BOTH PRESENT DATE AND CLOSING DATE....46
7.2               COMPLIANCE WITH COVENANTS...................................46
7.3               PURCHASE PRICE..............................................46
7.4               NO MATERIAL ADVERSE CHANGE..................................46
7.5               KEY EMPLOYEES...............................................46
7.6               EMPLOYEES...................................................46
7.7               APPROVALS...................................................47
7.8               PURCHASER DOCUMENTS.........................................47
7.9               HSR WAITING PERIOD..........................................47
7.10              NO LITIGATION, ETC..........................................47

8.  TERMINATION...............................................................47
8.1               TERMINATION OF AGREEMENT....................................47
8.2               EFFECT OF TERMINATION.......................................48

9.  COVENANTS FOLLOWING CLOSING...............................................48
9.1               SELLER'S EMPLOYEES..........................................48
9.2               POST-CLOSING COOPERATION....................................48
9.3               POST-CLOSING ACCESS TO INFORMATION AND PERSONNEL............48
9.4               UK TAX RETURNS..............................................49

10.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES...............................49
10.1              SURVIVAL....................................................49

11.  INDEMNIFICATION..........................................................49
11.1              INDEMNIFICATION.............................................49
11.2              LIMITATIONS ON INDEMNIFICATION..............................50
11.3              MATTERS INVOLVING THIRD PARTIES.............................51
11.4              PROCEDURE FOR INDEMNIFICATION...............................52
11.5              NON-THIRD PARTY CLAIMS......................................52
11.6              EXCLUSIVE REMEDY............................................52
11.7              NO WAIVER...................................................53
11.8              NO MULTIPLE RECOVERIES......................................53
11.9              INDEMNIFICATION REPRESENTATIVE..............................53

12.  MISCELLANEOUS............................................................53
12.1              FEES AND EXPENSES...........................................53
12.2              ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES.................53
12.3              AMENDMENTS AND MODIFICATIONS................................53

12.4              NOTICES.....................................................53
12.5              ASSIGNMENT..................................................54
12.6              DISCLOSURE SCHEDULES AND EXHIBITS...........................54
12.7              GOVERNING LAW...............................................55
12.8              CAPTIONS....................................................55
12.9              ATTORNEYS' FEES.............................................55
12.10             NO WAIVER...................................................55
12.11             COUNTERPARTS................................................55
12.12             ARBITRATION.................................................55
12.13             FURTHER ASSURANCE...........................................57
12.14             SEVERABILITY................................................57
12.15             FORCE MAJEURE...............................................58

INDEX
-----

           A Liability.........................................................4
           Accountant.........................................................10
           Accounts...........................................................30
           Additional Contingent Payment......................................11
           Additional Contingent Payment Date.................................11
           Additional Contingent Payment Representative.......................12
           Adjustment Schedule.................................................9
           Adverse Consequences...............................................50
           Affiliate...........................................................6
           Agreement...........................................................1
           Arbitrator Decision................................................57
           Assigned Contracts..................................................2
           Assignment and Assumption Agreement.................................8
           Assumed Liabilities.................................................5
           B Liability.........................................................5
           Bankruptcy Event...................................................42
           Benefits...........................................................23
           Bill of Sale........................................................7
           Business............................................................1
           Change in Control Transaction......................................12
           Claims.............................................................56
           Closing.............................................................7
           Closing Date........................................................7
           COBRA..............................................................38
           Code...............................................................13
           Compete............................................................40
           Competitor.........................................................40
           Confidential Information...........................................36
           Customers..........................................................29
           Direct Claim.......................................................53
           Disclosure Schedules...............................................13
           Employment Regulations.............................................28
           Environmental Laws.................................................20
           ERISA..............................................................25
           Escrow Agent........................................................8
           Escrow Agreement....................................................8
           Excluded Assets.....................................................3
           Excluded Liabilities................................................6
           Executive Team.....................................................16
           Financial Statements...............................................30
           Flex Plan..........................................................39
           Force Majeure......................................................58
           GAAP................................................................3
           Geographical Area..................................................41
           Government Entities.................................................6

           Hazardous Substances...............................................20
           Helle Matter.......................................................43
           HSR Act............................................................19
           Huish Matter.......................................................42
           Indemnification Escrow Amount.......................................9
           Indemnification Representative.....................................53
           Indemnified Party..................................................52
           Indemnifying Party.................................................52
           Initial Purchase Price..............................................8
           Intellectual Property Assets........................................2
           Intellectual Property Liabilities...................................5
           IRS................................................................26
           JAMS...............................................................57
           Key Employee Offer Letter..........................................38
           Key Employees......................................................38
           Knowledge..........................................................16
           Laws................................................................6
           Liability...........................................................4
           Liens..............................................................16
           Material Adverse Effect............................................14
           May 2004 Financial Statements......................................30
           Orders..............................................................6
           Parent..............................................................1
           Permitted Liens....................................................16
           Pre-Closing Adjustments.............................................9
           Pre-Closing Period.................................................36
           Premises...........................................................20
           Products...........................................................30
           Purchase Price......................................................8
           Purchased Assets....................................................1
           Purchaser...........................................................1
           Records............................................................35
           Relief..............................................................4
           Representation Termination Date....................................50
           Seller..............................................................1
           Seller 401(k) Plan.................................................26
           Seller Arbitration Service.........................................57
           Seller Benefit Plans...............................................25
           Seller's Adjustment Notice..........................................9
           Suppliers..........................................................29
           Taxes..............................................................21
           Third Party Claim..................................................52
           UK Business........................................................27
           UK Employees.......................................................27
           UK Subsidiary.......................................................3
           UK Subsidiary's Scheme.............................................29

           UK Tax Liability....................................................4
           Update Period......................................................42
           Year- End Bonus Adjustment..........................................9
           Year-End Bonus Adjustment Modifications.............................9

                            ASSET PURCHASE AGREEMENT

                This Asset Purchase Agreement (the "AGREEMENT") is made as of June 16, 2004, by and among InstallShield Software Corporation, a Delaware corporation ("SELLER"), Macrovision Corporation, a Delaware corporation (the "PARENT"), Macrovision Europe Limited, a company organized under the laws of England and Wales, and Macrovision International Holdings LP, a limited partnership organized under the laws of the Cayman Islands (collectively with Parent, the "PURCHASER").

                                    RECITALS

                A. Seller and the UK Subsidiary are engaged in the business of developing, marketing, licensing and selling software and services related to the set-up, installation, re-packaging and updating of software applications (the "BUSINESS").

                B. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, substantially all of the assets used in the operation of the Business on the terms set forth in this Agreement.

                NOW, THEREFORE, in consideration of the foregoing and the respective agreements, representations, warranties, covenants and conditions contained in this Agreement, and intending to be legally bound hereby, the parties agree as follows:

        1.      SALE AND PURCHASE OF PURCHASED ASSETS

                1.1 ASSETS TO BE PURCHASED AND SOLD. Subject to the terms and conditions of this Agreement, at the Closing Seller agrees to sell, assign, grant, transfer and deliver (or cause to be sold, assigned, granted, transferred and delivered) to Purchaser, free and clear of all liens, claims, interests and encumbrances (other than Permitted Liens), and Purchaser agrees to purchase from Seller, all of Seller's rights, title and interest in and to substantially all of Seller's assets other than the Excluded Assets (collectively, the "PURCHASED ASSETS"), and Seller shall deliver good, clear and marketable (subject to any contract assignment limitations) title to each and every Purchased Asset, together with such bills of sale, assignments and other instruments of conveyance as may be reasonably requested by Purchaser to permit such delivery. Without limiting the foregoing, the Purchased Assets shall include the following assets:

                        (a)     All personal property and fixed assets listed on
SCHEDULE 1.1(A);

                        (b) All intellectual property rights associated with the conduct of the Business listed on SCHEDULE 1.1(B), whether held by Seller as owner or as licensee, including, without limitation, copyrights, trademarks, patents, service marks, letters patent, licenses and any applications or registrations thereof, income or royalties therefrom and infringement claims related thereto, trade names, trade styles, trade secrets, know-how, processes, formulae, computer source codes, programs and other software of Seller, including all machine-readable code, printed listings of code, documentation and related property and information of Seller, business and marketing plans, worldwide marketing rights, all slogans used by Seller in the conduct of the Business and all rights and licenses thereto and applications and registrations therefor, including, but not limited to, the right to use Internet domain names used, owned or licensed by Seller (the "INTELLECTUAL PROPERTY ASSETS");

                        (c) All of Seller's rights in and to the contracts, agreements, leases and other arrangements relating to the Business, Purchased Assets and the Intellectual Property Assets (the "ASSIGNED CONTRACTS"), including, but not limited to, those contracts, agreements, leases and other arrangements listed on SCHEDULE 1.1(C), but excluding the contracts, agreements, leases and other arrangements set out in SCHEDULE 1.2. To the extent that any contract for which assignment to Purchaser is provided herein is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. Seller and Purchaser agree to use their commercially reasonable efforts (without any requirement on the part of Purchaser to pay any money or agree to any material change in the terms of any such Assigned Contract) to obtain the consent of such other party to the assignment of any such contract to Purchaser in all cases in which such consent is or may be required for such assignment. If any such consent shall not be obtained, Seller agrees to cooperate with Purchaser in any reasonable arrangement designed to provide for Purchaser the benefits intended to be assigned to Purchaser under the relevant Assigned Contract, including enforcement at the cost and for the account of Purchaser of any and all rights of Seller against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise, and Purchaser agrees to perform, as a subcontractor or on a similar basis, the obligations under such Assigned Contract, at no additional cost to Seller, in exchange for such benefits. If and to the extent that such arrangement cannot be made, any such Assigned Contract shall not be deemed to be a Purchased Asset hereunder;

                        (d) All books and records, whether originals or copies, whether financial or otherwise, reasonably relating to the Purchased Assets or the Business, including, without limitation, the value added tax records and employment records relating to the UK Subsidiary, customer and supplier lists and records (including email addresses and all other available information pertaining to past and current customers of Seller), operating data, orders and revenue history, log files and similar information relating to the ongoing conduct of the Business, including, without limitation, inventory, maintenance, and asset records, if any and originals of all tangible records of intellectual property (and registrations thereof) associated with the Business; provided, however, that Seller shall have reasonable access to such books and records during normal business hours following the Closing Date as provided in
Section 5.2;

                        (e) Full and complete copies of the records of accounts receivable and payable;

                        (f) All sales and promotional materials and products of Seller, if any;

                        (g) All rights of indemnification, claims or causes of action to the extent they arise out of or relate to the conduct of the Business, if any, including, without limitation, those against any person under any purchase or other agreement pursuant to which Seller acquired any portion of the Business or the Purchased Assets, or those arising by operation of law or equity or otherwise, other than (i) claims of Seller for refunds with respect to Taxes, and (ii) the claims, causes of action and litigation set forth on SCHEDULE 1.2(E) and any proceeds thereof;

                        (h) All inventory (including raw materials, work in process and finished goods);

                        (i) All licenses, permits, approvals, certifications and listings of Seller necessary to operate Seller's Business which are assignable or otherwise transferable to Purchaser;

                        (j) The names "InstallShield," "InstallShield Software," "Installation Software Technologies," "Stirling Technologies," "Stirling Group," "DemoShield" and any derivatives thereof and all rights to use or allow others to use such names;

                        (k) One hundred percent (100%) of the issued share capital of InstallShield Software, Ltd, the United Kingdom subsidiary of Seller (the "UK SUBSIDIARY"); and

                        (l) All other assets related primarily to the Purchased Assets, including, without limitation, prepaid expenses related to maintenance contracts or obligations of the Seller to vendors associated with the Purchased Assets, deposits or letters of credit associated with leases and other Purchased Assets assumed by Purchaser, all goodwill associated with the Purchased Assets, together with the right to represent to third parties that Purchaser is the successor to the Business.

For greater certainty, the parties acknowledge and agree that Macrovision Europe Limited, or an Affiliate nominated by them, will acquire all of the issued shares in the capital of the UK Subsidiary and that the assets of the UK Subsidiary will not be directly conveyed to the Parent at Closing.

For the avoidance of doubt, the parties understand that for purposes of Closing the assets of the UK Subsidiary shall remain assets of the UK Subsidiary, but that the definition of "Purchased Assets" for all other purposes of this Agreement shall include such assets.

                1.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary herein, the Purchased Assets shall not include any of the assets listed in SCHEDULE 1.2 or any of the following assets of Seller or the UK Subsidiary which Seller shall specifically retain following the Closing (collectively, "EXCLUDED ASSETS"):

                        (a) all of Seller's and, subject to Section 5.24, its subsidiaries' cash and cash equivalents, marketable securities, receivables, prepaid expenses and deposits not listed under Section 1.1(l), and other current assets determined in accordance with Generally Accepted Accounting Principles of the United States ("GAAP") as consistently applied by Seller, and Seller's books of account and similar records with respect thereto;

                        (b) Seller's corporate minute books and stock records;

                        (c) any refund of Taxes or claim of refund of Taxes of Seller or the UK Subsidiary, and any deferred Tax assets of Seller or the UK Subsidiary;

                        (d) subject to Section 9.3 of this Agreement, Seller's Tax returns and related work papers, records and documents;

                        (e) the claims, causes of action and litigation set forth on SCHEDULE 1.2 and any proceeds thereof;

                        (f) that certain royalty payment to be received from NetSupport payable as of December 31, 2003;

                        (g) subject to the express provisions of this Agreement, all monies, rights and other assets (including any insurance policy, annuity contract or trust) maintained under, pursuant to or in direct connection with, all employee benefit plans of Seller;

                        (h) all insurance plans and policies of Seller and all prepaid insurance premiums and deposits, other than those plans and policies set out in SCHEDULE 1.2;

                        (i) Seller's rights pursuant to or under this Agreement and any certificate or agreement of Seller delivered pursuant to this Agreement, and all documents, records and correspondence of Seller with respect to the transactions contemplated by this Agreement; and

                        (j) Seller's German subsidiary, InstallShield Software GmbH.

                1.3     LIABILITIES.

                        (a)     As used in this Agreement, the term:

                                (i)     "LIABILITY" shall mean and include any
direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, liquidated or unliquidated, secured or unsecured;

                                (ii)    "UK TAX LIABILITY" means:

                                        (A)     a liability to make a payment of
tax (including as a result of the loss of all or part of any loss, allowance, credit, exemption, set-off or deduction relevant to the computation of any liability to tax ("RELIEF") which Relief has been taken into account in computing (and so reducing) any provision relating to tax which appears in the calculation of the UK Net Asset Value) (an "A LIABILITY"); and

                                        (B)     the compulsory (under English
law) application of all or part of any Relief in computing either profits earned, accrued or received on or before Closing or tax arising in respect of any event on or before Closing where the Relief arises in respect of any event occurring or period commencing after Closing and where but for such application the UK Subsidiary would have been liable to make a payment of tax in respect of which the Seller would have been liable to make a payment under clause 1.3(a)(ii)(A) (a "B Liability");

                                        in each case arising in respect of or as
a consequence of or by reference to:

                                        (1)     any income, profits or gains
earned, accrued or received or deemed for tax purposes to have been earned, accrued or received by the UK Subsidiary before Closing;

                                        (2)     any event which occurred or is
deemed for tax purposes to have occurred in relation to the UK Subsidiary before Closing.

                        (b) Subject to the terms and conditions of this Agreement, on the Closing Date, Purchaser shall assume and agree to pay, perform, satisfy and otherwise discharge, and the UK Subsidiary shall remain responsible for and pay, perform, satisfy and otherwise discharge, in each case in accordance with their respective terms and subject to the respective conditions thereof, only the following Liabilities of Seller and the UK Subsidiary respectively (collectively, the "ASSUMED LIABILITIES"), and no others:

                                (i)     all deferred revenue of Seller and the
UK Subsidiary and Liabilities arising thereunder listed in SCHEDULE 1.3(B) or incurred in the ordinary course of business following the date hereof prior to the Closing;

                                (ii)    all Liabilities of Seller and the UK
Subsidiary arising under agreements, contracts, licenses, leases, obligations, promises and undertakings (whether written or oral, express or implied), comprising a portion of the Purchased Assets, to be performed after the Closing, including Liabilities of Seller and the UK Subsidiary arising under or pursuant to the Assigned Contracts;

                                (iii)   all Liabilities of Seller and the UK
Subsidiary in connection with, arising under or pursuant to, the Intellectual Property Assets comprising a portion of the Purchased Assets, whether or not occurring prior to the Closing , including, but not limited to, Liabilities with respect to product warranty and intellectual property infringement (collectively, the "INTELLECTUAL PROPERTY LIABILITIES");

                                (iv)    all Liabilities of Seller and the UK
Subsidiary with respect to accrued vacation (holiday), bonus and severance and the UK Subsidiary Scheme, if any, of employees of Seller who are hired, or in the case of employees of the UK Subsidiary, remain employed, by the UK Subsidiary as of the Closing Date; and

                                (v)     all Liabilities of the UK Subsidiary
which are reflected in or reserved against in the calculation of the UK Net Asset Value in accordance with Section 5.24.

                        (c) Purchaser shall not assume, nor undertake to pay, perform, satisfy or otherwise discharge, and UK Subsidiary shall not be responsible for the performance, satisfaction or otherwise be liable to pay or discharge, any Liabilities of Seller or the UK Subsidiary, as the case may be, in each case other than the Assumed Liabilities (collectively, the "EXCLUDED LIABILITIES"). The Excluded Liabilities include, but are not limited to, those listed below to the extent they are not Assumed Liabilities:

                                (i)     Any Tax Liability of Seller related to
the operations of Seller, or, subject to Section 5.6 of this Agreement, any Tax Liability applicable to, imposed upon or arising out of the sale or transfer of the Purchased Assets to Purchaser and the other transactions contemplated by this Agreement, including, without limitation, income, sales, stamp, use, property, business, employment, withholding and payroll taxes payable (and any penalties or interest due on account thereof);

                                (ii)    Any UK Tax Liability;

                                (iii)   Any credit lines or any other notes
payable by Seller or related parties;

                                (iv)    Any Liability under any consulting
agreements;

                                (v)     Any Liability related to any pending or
threatened litigation against Seller;

                                (vi)    Liabilities of Seller or the UK
Subsidiary to its present, former or future Affiliates, investors, stockholders or debenture holders. For purposes of this Agreement, "AFFILIATE" means any person, firm or corporation, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with the respective parties;

                                (vii)   Liabilities of Seller or the UK
Subsidiary, other than Intellectual Property Liabilities, for any violation of or failure to comply with any statute, law, ordinance, rule or regulation (collectively, "LAWS") or any order, writ, injunction, judgment, plan or decree (collectively, "ORDERS") of any court, arbitrator, department, commission, board, bureau, agency, authority, instrumentality or other body, whether U.S. or other (collectively, "GOVERNMENT ENTITIES") relating solely to the period prior to the Closing Date;

                                (viii)  All accounts payable, other than
accounts payable of the UK Subsidiary which are provided for or reserved against in the UK Net Asset Value in accordance with Section 5.24, that arise prior to the Closing Date as defined under GAAP;

                                (ix)    Any salary, bonus or commission payments
owed to Seller's current or former employees for services performed as of the Closing Date, including but not limited to matters more fully described in
Section 5.11(e), and all Liabilities with respect to Seller's current or former employees arising from any event or time prior to Closing, but in all cases excluding the Liabilities assumed in Section 1.3(b)(iv) and as otherwise provided in this Agreement; and

                                (x)     Any Liabilities associated with sales
returns made by customers in the ordinary course relating to sales made prior to the Closing Date and managed consistent with Seller's historic practices;

                                (xi)    Any Liabilities for COOP marketing
programs, refunds or rebates, incurred and relating to the period prior to the Closing Date, and claimed and processed in the ordinary course of business;

                                (xii)   Any other Liability of the Seller or the
UK Subsidiary not expressly listed as an Assumed Liability.

                1.4 CLOSING AND CLOSING DATE. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place as soon as the required closing conditions have been satisfied, with a target date of July 1, 2004, or such other date as may be agreed upon by the parties, at the offices of Purchaser, in Santa Clara, California, at such time as Seller and Purchaser shall mutually agree, such time and date being referred to herein as the "CLOSING DATE."

                1.5 ACTIONS AT THE CLOSING. At the Closing, Seller and Purchaser shall take such actions and execute and deliver such agreements, bills of sale and other instruments and documents as necessary or appropriate to effect the transactions contemplated by this Agreement in accordance with its terms, including, without limitation, the following:

                        (a) BILL OF SALE. Seller shall deliver to Purchaser a general bill of sale in substantially the form attached as EXHIBIT A (the "BILL OF SALE") with respect to the Purchased Assets, duly executed by Seller, assigning to Purchaser all of Seller's right, title and interest in and to the Purchased Assets.

                        (b) PURCHASE PRICE. Purchaser shall deliver the Initial Purchase Price, less the Indemnification Escrow Amount delivered to the Escrow Agent (each defined in Section 2.1) in accordance with Section 2.1(a)(ii), to Seller in accordance with, and subject to, the provisions of
Section 2.

                        (c) TITLE. Seller shall deliver to Purchaser transfers or assignments of title to the Purchased Assets in form and substance reasonably satisfactory to Purchaser (including, but not limited to, any patent, copyright, trademark and domain name assignments).

                        (d) CERTIFIED RESOLUTIONS. Certified copies of resolutions of the board of directors of each of Seller and Purchaser, and of Seller's stockholders, authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement in a form reasonably acceptable to the other party.

                        (e) COMPLIANCE CERTIFICATE. A certificate signed by the chief executive officer of Seller that (i) each of the representations and warranties made by Seller in this Agreement is true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date, (except for any changes permitted by the terms of this Agreement or disclosed in writing to Purchaser), and except to the extent such representations and warranties are made as of a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date, and (ii) Seller has performed and complied in all material respects with all of Seller's obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

                        (f) ESCROW AGREEMENT. The escrow agreement ("ESCROW AGREEMENT") duly executed by Seller, Purchaser and the Chicago, Illinois office of the Wells Fargo Corporate

Trust and Escrow Services division of Wells Fargo Bank (the "ESCROW AGENT") in the form of EXHIBIT B hereto.

                        (g) OTHER DOCUMENTS. All other documents, instruments or writings required to be delivered to Purchaser or Seller at or prior to the Closing pursuant to this Agreement, and such other certificates of authority and documents as Purchaser may reasonably request of Seller, or as Seller may reasonably request of Purchaser.

                        (h) ASSIGNMENT AND ASSUMPTION AGREEMENT. The assignment and assumption agreement in substantially the form attached as EXHIBIT C (the "ASSIGNMENT AND ASSUMPTION AGREEMENT") with respect to the Assigned Contracts and Assumed Liabilities, duly executed by Seller and Purchaser.

                        (i) UK SUBSIDIARY DOCUMENTS. Seller shall complete those actions and deliver to Purchaser all documents set out in SCHEDULE 1.5(I) relating to the UK Subsidiary, including, without limitation, a duly executed stock transfer form relating to the entire issued share capital of the UK Subsidiary.

                1.6 POST-CLOSING ACTIONS. Subsequent to the Closing Date, Seller shall from time to time execute and deliver, upon the reasonable request of Purchaser such other and further materials and documents and instruments of conveyance, transfer or assignment as may be reasonably requested by Purchaser in good faith to effect, record or verify the transfer to, and vesting in Purchaser, of Seller's right, title and interest in and to the Purchased Assets, free and clear of all liens and encumbrances (other than Permitted Liens), in accordance with the terms of this Agreement.

        2.      PURCHASE PRICE; TERMS OF PAYMENT

                2.1 PURCHASE PRICE. The purchase price ("PURCHASE PRICE") for the Purchased Assets shall be:

                        (a) INITIAL PURCHASE PRICE. The initial purchase price to be paid for the Purchased Assets shall be Seventy-Six Million Dollars ($76,000,000), as adjusted pursuant to Section 2.1(a)(iii) and 2.1(a)(iv) payable in cash (the "INITIAL PURCHASE PRICE"), consisting of the following:

                                (i)     CASH. Parent shall pay to Seller in cash
Sixty-Eight Million Four Hundred Thousand Dollars ($68,400,000), as adjusted pursuant to Section 2.1(a)(iii), at Closing.

                                (ii)    ESCROW. At the Closing, Parent shall
deliver to the Escrow Agent, under the terms of the Escrow Agreement, the sum of Seven Million Six Hundred Thousand Dollars ($7,600,000) out of the Initial Purchase Price (the "INDEMNIFICATION ESCROW AMOUNT"), which Indemnification Escrow Amount shall be available to secure the indemnification obligations of Seller as provided in Section 11. The Indemnification Escrow Amount shall be the sole and exclusive remedy of Purchaser with respect to any claims it may have against Seller or the Executive Team under or in connection with this Agreement and the transactions contemplated hereby, other than in the case of fraud, and shall be held by the Escrow Agent pursuant to the terms of the Escrow Agreement.

                                At Closing, Parent shall deliver the Initial
Purchase Price in immediately available funds, less the Indemnification Escrow Amount delivered to the Escrow Agent under the terms of the Escrow Agreement, to a bank account of Seller as shall be designated by Seller in writing at least two (2) days prior to Closing.

                                (iii)   PURCHASE PRICE ADJUSTMENTS. The Purchase
Price shall be increased or decreased as provided in SCHEDULE 2.1(A)(III) (the "ADJUSTMENT SCHEDULE") both for "PRE-CLOSING ADJUSTMENTS" and a "YEAR-END BONUS ADJUSTMENT" (as such terms are defined and described therein). No later than seven (7) days prior to the Closing Date, Seller shall deliver to Parent Seller's calculation of the adjustment required under the Adjustment Schedule ("SELLER'S ADJUSTMENT NOTICE") together with reasonable detail supporting Seller's calculations. If Parent does not deliver a written notice to Seller prior to the Closing that it disputes the calculation and/or methodology contained in Seller's Adjustment Notice, then the amounts of the Pre-Closing Adjustments and the Year-End Bonus Adjustment set forth in Seller's Adjustment Notice, shall be final and binding upon Purchaser and Seller; PROVIDED, HOWEVER, that the amount of the Year-End Bonus Adjustment shall be contingent upon the applicable employees remaining employed with Purchaser through December 31, 2004 and shall be subject to additional adjustment based on final 2004 revenues, all as provided in the Adjustment Schedule (collectively, the "YEAR-END BONUS ADJUSTMENT MODIFICATIONS"). Notwithstanding any objection by Parent to the calculation of the amount thereof, at the Closing, Seller shall deliver to the Escrow Agent, under the terms of the Escrow Agreement, funds equal to its estimate of the amount of the Year-End Bonus Adjustment as stated in the Seller's Adjustment Notice.

                                If Parent delivers a written notice to Seller
prior to Closing that it disputes the Seller's calculation in Seller's Adjustment Notice, then the Closing shall otherwise occur (subject to the satisfaction of the conditions thereto and the required deliveries of the parties pursuant to the terms of this Agreement) and the amount of the Initial Purchase Price to be delivered by Parent hereunder shall be Seventy-Six Million Dollars ($76,000,000). The parties shall use their reasonable efforts to resolve such dispute within fifteen (15) days following the Closing. If Parent and Seller reach agreement during such 15-day period on the amount of the Pre-Closing Adjustments and/or Year-End Bonus Adjustment, then such agreed-upon amounts of the Pre-Closing Adjustments and/or the Year-End Bonus Adjustment (subject to the Year-End Bonus Adjustment Modifications), as the case may be, shall be final and binding upon Purchaser and Seller. Parent shall, within two
(2) business days of such agreement, pay the amount of any increase in the Initial Purchase Price pursuant to the Pre-Closing Adjustment to Seller, or Seller shall, within two (2) business days of such agreement, pay the amount of any decrease in the Initial Purchase Price pursuant to the Pre-Closing Adjustment to Parent, as the case may be. Further, Seller shall, within two (2) business days of such agreement, deliver to the Escrow Agent, under the terms of the Escrow Agreement, funds equal to any agreed-upon increase in the estimated Year-End Bonus Adjustment from the amount thereof stated in Seller's Adjustment Notice and delivered to the Escrow Agent in connection with the Closing.

                                If Parent and Seller do not reach agreement
during such 15-day period on the amount of the Pre-Closing Adjustments and/or Year-End Bonus Adjustment, as the case may be, then Parent and Seller shall submit the matter for resolution to a mutually acceptable nationally recognized independent accountant, paid for equally by the parties (the "ACCOUNTANT"). If Parent and Seller are unable to agree on the procedures to be followed by the Accountant, including procedures with regard to presentation of evidence, within the 15-day period following the Closing described above, then the Accountant shall establish such procedures giving due regard to the intention of Parent and Seller to resolve disputes as quickly, efficiently and inexpensively as possible, which procedures may, but need not, be those proposed by either of Parent or Seller. Parent, Seller and their respective representatives will furnish to the Accountant such work papers, schedules and other documents relating to the unresolved disputed issues with respect to Seller's calculation in Seller's Adjustment Notice as the Accountant may request. The Accountant shall be directed to render a written report on the unresolved disputed issues with respect to the Seller's calculation in Seller's Adjustment Notice as promptly as practicable and to resolve only those issues in dispute. The determination by the Accountant shall be based solely on presentations by Parent and Seller, shall not involve any independent investigation and shall not be outside of the range defined by the respective amounts proposed by Parent and Seller with respect to the Seller's calculation in Seller's Adjustment Notice. In such event, the determination of the Accountant of the amounts of the Pre-Closing Adjustments and/or the Year-End Bonus Adjustment (subject to the Year-End Bonus Adjustment Modifications), as the case may be, shall be final and binding upon Purchaser and Seller.

                                Parent shall, within two (2) business days of
such final determination by the Accountant, pay the amount of the increase in the Initial Purchase Price pursuant to the Pre-Closing Adjustment to Seller, or Seller shall, within two (2) business days of such agreement, pay the amount of the decrease in the Initial Purchase Price pursuant to the Pre-Closing Adjustment to Parent, as the case may be. Further, Seller shall, within two (2) business days of such final determination by the Accountant, deliver to the Escrow Agent, under the terms of the Escrow Agreement, funds equal to any increase (as determined by the Accountant) in the estimated Year-End Bonus Adjustment from the amount thereof stated in Seller's Adjustment Notice and delivered to the Escrow Agent in connection with the Closing.

                                Pursuant to and in accordance with the terms of
the Escrow Agreement, Parent and Seller shall jointly direct the Escrow Agent in writing to distribute the funds comprising the estimated Year-End Bonus Adjustment amount delivered by Seller to the Escrow Agent to Parent and/or Seller, as the case may be, within two (2) business days following agreement between Parent and Seller with respect to the Year-End Bonus Adjustment Modifications, but no later than February 14, 2005.

                                Any amounts to be paid by Parent or Seller to
the other party pursuant to this Section 2.1(a)(iii) that are not paid when due shall bear interest at the rate of 10% per annum from the date required to be paid hereunder.

                                (iv)    The Purchase Price shall be adjusted as
provided in Section 5.24.

                        (b)     ADDITIONAL CONTINGENT PAYMENT.

                                (i)     Parent shall also make a single future
payment to Seller, or its assignee(s) pursuant to Section 2.1(b)(v), of up to a maximum of Twenty Million Dollars ($20,000,000) in cash contingent on the Business, as operating following the Closing by Purchaser, achieving the revenue performance levels set forth in SCHEDULE 2.1(B) in the twelve-month period commencing at Closing (the "ADDITIONAL CONTINGENT PAYMENT"). The Additional Contingent Payment would be paid, if applicable, within sixty (60) days after the one-year anniversary of the Closing (the "ADDITIONAL CONTINGENT PAYMENT DATE"), based on the achievement of the revenue performance levels set forth in
SCHEDULE 2.1(B), and calculated in accordance with the formulas identified therein. Seller is free to pay or assign the right to receive such amount of the Initial Purchase Price or the Additional Contingent Payment to other parties of its choice provided that Seller does not make any such payments contingent upon the recipient remaining an employee of Purchaser. Seller acknowledges that making such payments contingent upon the recipient remaining an employee of Purchaser would result in unfavorable accounting treatment to Purchaser and accordingly Seller's doing so shall constitute a material breach of this Agreement.

                                (ii)    In order to provide Seller or its
assignee(s) with a full and fair opportunity to achieve the revenue performance levels required to earn the Additional Contingent Payment, Purchaser hereby covenants and agrees, during the one-year period immediately following the Closing Date to (A) operate the Business in good faith, in a commercially reasonable manner and in the ordinary course of business as reasonably designed to maximize Net Revenues during the Contingent Period (as such are defined on SCHEDULE 2.1(B), subject to Purchaser's policies and procedures and reasonable oversight, (B) dedicate reasonable resources, including but not limited to, working capital, marketing, sales and employee resources, for the operation of the Business to a reasonable extent, (C) refrain from taking any action which would result in the deferral of recognition of Net Revenue otherwise than in the ordinary course of Purchaser's business in accordance with GAAP, (D) refrain from taking any unreasonable action which would otherwise impede or delay the earning of Net Revenue, (E) allow Viresh Bhatia and Richard Harold to advise the general manager of Purchaser's Software Technologies Group on potential changes to Seller's product line and practices that may have an adverse impact on Net Revenue or ability to generate new Net Revenue. Purchaser's Software Technologies Group will consider this input in the business planning process; and (F) make reasonable efforts to ensure that employees' individual bonuses are tied to Net Revenue targets along similar percentages in effect at Seller prior to the Closing Date.

                                (iii)   Prior to the Additional Contingent
Payment Date, Purchaser shall prepare and deliver to Seller a schedule setting forth Purchaser's calculation of the Additional Contingent Payment amount, if any, and reasonable back-up documentation supporting such calculations. On or prior to the Additional Contingent Payment Date, Parent shall pay to Seller or its assigns, as applicable, the amount of the Additional Contingent Payment calculated by Parent to be owed to Seller and its assigns. Seller shall be given reasonable access to (and reasonable copies of) Purchaser's books and records relating to revenue pertaining to Seller's products. If Seller objects to Purchaser's calculation of the Additional Contingent Payment amount set forth on such schedule, such dispute shall be resolved by arbitration pursuant to the terms of this Agreement. In the event of a dispute, any portion of the Additional

Contingent Payment that is not paid on the Additional Contingent Payment Date, and is subsequently determined (by agreement of the parties or by the applicable arbitration service) to have been required to be paid by Parent pursuant to the terms hereof, shall bear interest at the rate of 10% per annum from and after the Additional Contingent Payment Date and any portion of the Additional Contingent Payment that is paid on the Additional Contingent Payment Date, and is subsequently determined (by agreement of the parties or by the applicable arbitration service) to not have been required to be paid by Parent pursuant to the terms hereof, shall bear interest at the rate of 10% per annum from and after the Additional Contingent Payment Date.

                                (iv)    Notwithstanding anything to the contrary
herein or in SCHEDULE 2.1(B), (A) in the event that Purchaser shall execute a definitive agreement for (x) the sale or other transfer of a material portion of the assets used in the conduct of the Business to a party who is not a direct or indirect wholly owned subsidiary of Purchaser, or (y) a merger, consolidation or other similar transaction resulting in a third party owning a majority of the outstanding capital stock of Purchaser (each, a "CHANGE IN CONTROL TRANSACTION"), prior to the six-month anniversary of the Closing Date, then the maximum amount of the Additional Contingent Payment shall be due and payable on the earlier of the date of the consummation of the Change in Control Transaction or the Additional Contingent Payment Date; and (B) in the event that Purchaser shall execute a definitive agreement for a Change in Control Transaction within the period commencing on the date six months and one day after the Closing Date through the one-year anniversary of the Closing Date, then the Additional Contingent Payment shall be due and payable on the earlier of the date of the consummation of the Change in Control Transaction or the Additional Contingent Payment Date in an amount determined in accordance with SCHEDULE 2.1(B).

                                (v)     Notwithstanding anything to the contrary
herein, Seller's right to receive any portion of the Additional Contingent Payment shall be assignable by Seller, in whole or in part, upon written notice thereof to Purchaser, to a liquidating trust (and successor thereof) and/or to the holders or former holders of Sellers debt and, upon reasonable request therefor, Purchaser shall execute an acknowledgement of any such transfer and the obligation to pay such portion of the Additional Contingent Payment in accordance with the terms hereof directly to such assignee or assignees.

                                (vi)    ADDITIONAL CONTINGENT PAYMENT
REPRESENTATIVE. Seller has designated Viresh Bhatia as its initial representative with respect to the Additional Contingent Payment matters set forth in this Section 2.1(b) (the "ADDITIONAL CONTINGENT PAYMENT REPRESENTATIVE"), and for all purposes with respect thereto such Additional Contingent Payment Representative shall serve as the agent and attorney-in-fact of Seller, shall be deemed to be Seller and will be entitled to exercise the rights conferred upon Seller. The Additional Contingent Payment Representative's actions pursuant to and in accordance with this Section 2.1(b)(vi) shall be binding on Seller. Seller will notify Purchaser of any successor to the initial Additional Contingent Payment Representative. Any assignee of all or any portion of Seller's rights in and to the Additional Contingent Payment pursuant to this
Section 2.1(b)(v) shall be entitled to exercise the rights conferred upon Seller pursuant to and in accordance with this Section 2.1(b) with respect to the rights and property subject to such assignment.

                2.2 ALLOCATION OF PURCHASE PRICE. The Purchase Price will be allocated among the Purchased Assets as of the date of the Closing in accordance with SCHEDULE 2.2. The parties agree that such allocation shall be used by them and respected for all purposes, including income tax purposes if in conformance with the rules and regulations of the Internal Revenue Code of 1986, as amended (the "CODE"), and that the parties shall follow such allocation for all reporting purposes, including, without limitation, Internal Revenue Service Form 8594.

        3.      REPRESENTATIONS AND WARRANTIES OF SELLER

                Seller makes the following representations and warranties to Purchaser, each of which is true and correct in accordance with its terms on the date hereof (other than those representations and warranties made as of a specified date, which are true and correct in accordance with their terms as of such date), and shall be true and correct as of the Closing after giving effect to any updates to the Disclosure Schedules subsequently delivered to Purchaser pursuant to Section 5.19 hereof. The representations of Seller set forth below are subject only to the exceptions set forth in Seller's disclosure schedules (the "DISCLOSURE SCHEDULES"), which should be read in conjunction herewith.

                3.1     CORPORATE.

                        (a) ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The UK Subsidiary is a company duly incorporated under the laws of England and Wales.

                        (b) CORPORATE POWER. Seller and the UK Subsidiary have all requisite corporate power and authority to own, operate and lease their properties, to engage in the Business as and where such is now being conducted by Seller or the UK Subsidiary, as applicable, and Seller has all requite corporate power and authority to enter into this Agreement and the other documents and instruments to be executed and delivered by Seller pursuant hereto and to carry out the transactions contemplated hereby and thereby. SCHEDULE 3.1(B) accurately sets forth (i) the names of the members of Seller's board of directors, (ii) the names of the members of each committee of Seller's board of directors, and (iii) the names and titles of Seller's officers.

                        (c) QUALIFICATION. The UK Subsidiary is duly licensed or qualified to do business in the United Kingdom. Seller is duly licensed or qualified to do business as a foreign corporation, and is in good standing, in all jurisdictions where it is required to be so qualified, except where the absence of such license or qualification would not, individually or in the aggregate, have a Material Adverse Effect on Seller. For purposes of this Agreement, "MATERIAL ADVERSE EFFECT" shall mean any change, event, violation, inaccuracy, circumstance or effect that, individually or when taken together with all other such changes, events, violations, inaccuracies, circumstances or effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the Business, financial condition, results of operations, assets (including intangible assets) or properties of such entity and its subsidiaries, taken as a whole, and taking into account both the short term and long term aspects of any such change, event, violation, inaccuracy, circumstance or effect; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Material Adverse Effect on any entity: (i) any change in such entity's stock price or trading volume in and of itself; or (ii) any change, event, violation, inaccuracy, circumstance or effect that primarily and directly results from changes, events or circumstances affecting (A) any of the industries in which such entity operates generally, or
(B) the United States or global economy generally (which changes, events or circumstances in the case of (A) and (B) do not disproportionately affect such entity). The jurisdictions in which Seller is licensed or qualified to do business are listed in SCHEDULE 3.1(C). Neither Seller nor the UK Subsidiary have conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or the like, other than their own name.

                        (d) NO SUBSIDIARIES. Except for the UK Subsidiary, Seller does not now nor has it ever owned any interest, beneficially or otherwise, in any corporation, partnership or other entity. Seller has not agreed and is not obligated to make any future investment in or capital contribution to any such entities.

                        (e)     UK CORPORATE MATTERS.

                                (i)     The statutory register of the UK
Subsidiary has been properly written up and no notice or allegation that any of them is incorrect or should be rectified has been received by the UK Subsidiary. The UK Subsidiary or the Seller is in possession of accurate and up-to-date records, books and files which are material to the business and affairs of the UK Subsidiary.

                                (ii)    The UK Subsidiary and its officers have
complied with the provisions of the Companies Act 1985 and in particular (without prejudice to the generality of the foregoing) all documents required to be filed with the Registrar of Companies in respect of the UK Subsidiary have been duly filed.

                                (iii)   The information relating to the UK
Subsidiary contained in SCHEDULE 3.1(E) is true and accurate.

                                (iv)    The UK Subsidiary is not nor has it
agreed to become a member of any partnership or other unincorporated association, joint venture or consortium.

                                (v)     No material transaction at an undervalue
(within the meaning of section 423 of the Insolvency Act 1986) (a) relating to any of the UK Subsidiary's shares or (b) to which the UK Subsidiary has been a party, has been effected prior to or on the date of this Agreement.

                                (vi)    No receiver, manager or administrative
receiver has been appointed in respect of the UK Subsidiary or in respect of the whole or any part of the assets or undertaking of the UK Subsidiary and, to Seller's Knowledge, no step has been taken to enforce any charge, mortgage or other security interest or encumbrance over all or any part of the assets of the UK Subsidiary

                                (vii)   No administration order has been made
and no petition has been presented for such an order in respect of the UK Subsidiary.

                                (viii)  No notice has been issued for convening
a meeting at which a resolution will be proposed nor has any resolution been passed nor has any petition been presented or order made for the winding up of the UK Subsidiary.

                                (ix)    The UK Subsidiary has not stopped or
suspended payment of its debts, become unable to pay its debts (within the meaning of Section 123 of the Insolvency Act 1986) or otherwise become insolvent.

                                (x)     No unsatisfied judgment, order or award
is outstanding against the UK Subsidiary and no written demand under Section 123(1)(a) of the Insolvency Act 1986 has been made against the UK Subsidiary and no distress, execution or sequestration has been levied on, or other process commenced against, any asset of the UK Subsidiary

                                (xi)    No voluntary arrangement has been
proposed under Section 1 of the Insolvency Act 1986, scheme or arrangement under
Section 425 of the Companies Act 1985 or other arrangement, composition, moratorium or compromise of its debts generally or any class its debts is proposed or negotiations therefor commenced by the UK Subsidiary nor has any meeting of creditors or any class of them for such purpose been convened or is proposed

                                (xii)   To Seller's Knowledge, no circumstances
have arisen which entitle any person to take any action, appoint any person, commence proceedings or obtain any order of the type mentioned in paragraphs (e) vi to xi above.

                                (xiii)  No procedure has been commenced by the
Registrar of Companies or any other person with a view to striking off the UK Subsidiary under Section 652 of the Companies Act 1985.

                                (xiv)   The UK Subsidiary has not prior to
Closing directly or indirectly provided any prohibited financial assistance pursuant to Chapter VI of the Companies Act 1985 for the purpose of the acquisition of its shares.

                3.2     TITLE TO PURCHASED ASSETS.

                        (a) MARKETABLE TITLE. Seller or the UK Subsidiary have good, valid and marketable (subject to any contract assignment limitations) title to or, in the case of leased properties and assets, good, valid and marketable (subject to any contract assignment limitations) leasehold interests in, all the Purchased Assets, free and clear of all mortgages, liens (statutory or otherwise, and including, but not limited to, liens with respect to taxes), security interests, debts, claims, pledges, licenses, equities, options, conditional sales contracts, attachments, Orders of court, rights of redemption, levies, charges, rights of third parties or other encumbrances of any nature whatsoever (collectively, "LIENS") other than the Liens set forth in SCHEDULE 3.2(A) (collectively "PERMITTED LIENS"); provided that all Permitted Liens when taken in the aggregate would not have a Material Adverse Affect on the Business. None of the Purchased Assets of Seller are subject to any restrictions with respect to the transferability thereof, and Seller has complete and unrestricted power and right to sell, assign, convey and deliver such Purchased Assets of Seller to Purchaser as contemplated hereby. At Closing, Purchaser will receive good and marketable (subject to any contract assignment limitations) title to all the Purchased Assets of Seller, free and clear of all Liens other than Permitted Liens, and not subject to any continuing commission, profit or revenue sharing or other compensation contract or obligation that could apply to Purchaser or such Purchased Assets.

                        (b) CONDITION. All tangible assets constituting Purchased Assets hereunder are in reasonable operating condition and repair, subject to ordinary wear and tear, free from any material defects, have been maintained consistent with the standards generally followed in the industry, and are sufficient to carry on the business of Seller and the UK Subsidiary as conducted by the Seller and the UK Subsidiary during the preceding 12 months.

                        (c) NO CONDEMNATION OR EXPROPRIATION. To Seller's Knowledge, (i) neither the whole nor any portion of the property or any other assets of Seller or the UK Subsidiary is subject to any Order to be sold or (ii) is being condemned, expropriated or otherwise taken by any Government Entities with or without payment of compensation therefor. To Seller's Knowledge, no such condemnation, expropriation or taking been proposed. For the purposes of this Agreement, the term "KNOWLEDGE" means (i) the actual knowledge of Viresh Bhatia, Richard Harrold and Tyler Sheffield (collectively the "EXECUTIVE TEAM") and (ii) the constructive knowledge of any matters that a member of the Executive Team should reasonably be expected to become aware of in the ordinary course of business.

                3.3     CONTRACTS AND COMMITMENTS.

                        (a) SCHEDULE 1.1(C) sets forth a true and complete list of all material Assigned Contracts, which includes material contracts, material licenses and other material agreements with respect to the Purchased Assets and the operation of the Business as of the date hereof, including without limitation, any contract granting any third party the right to use, copy, distribute or sublicense any of the Purchased Assets, other than those contracts, licenses and agreements of Seller under which payments (from or to Seller or from or to the UK Subsidiary) of $25,000 or less are payable on an annual basis, or which are not terminable without penalty upon not greater than 60 days' notice. No Purchased Asset is subject to any material contract, license or agreement other than those set forth on SCHEDULE 1.1(C).

                        (b) Except as set forth in the Assigned Contracts, following the Closing Purchaser shall not, by virtue of any contractual arrangement between Seller and any third party, be obligated to provide to any such third party any documentation concerning Purchased Assets, or any modifications, enhancements or upgrades thereto or derivative works thereof.

                        (c) REAL PROPERTY LEASES. Neither Seller nor the UK Subsidiary have leases of real property.

                        (d) PERSONAL PROPERTY LEASES. Neither Seller nor the UK Subsidiary have leases of personal property with obligations in excess of $25,000 on an annual basis.

                        (e) PURCHASE COMMITMENTS. Seller has no purchase commitments for inventory items or supplies in an amount in excess of $25,000 on an annual basis that, together with amounts on hand, constitute in excess of three months normal usage.

                        (f) SALES COMMITMENTS. Neither Seller nor the UK Subsidiary have sales contracts or commitments except those made in the ordinary course of business, at arm's length.

                        (g) CONTRACTS FOR SERVICES. Neither Seller nor the UK Subsidiary have any agreement, understanding, contract or commitment (written or oral) with any officer, stockholder, employee, agent, consultant, distributor, dealer or franchisee under which payments (from or to Seller or from or to the UK Subsidiary) of greater than $25,000 are payable on an annual basis that is not cancelable by Seller or the UK Subsidiary on notice of not longer than thirty (30) days without liability, penalty or premium of any nature or kind whatsoever.

                        (h) POWERS OF ATTORNEY. Neither Seller nor the UK Subsidiary have given a power of attorney, which is currently in effect, to any person, firm or corporation for any purpose whatsoever.

                        (i) COLLECTIVE BARGAINING AGREEMENTS. Neither Seller nor the UK Subsidiary are party to, or bound by, any collective bargaining agreements with any unions, guilds, shop committees or other collective bargaining groups or any applicable Order in connection therewith, and to Seller's Knowledge no entity, group or group of employees is actively engaged in the organization of any such collective bargaining group.

                        (j) LOAN AGREEMENTS. Neither Seller nor the UK Subsidiary are obligated under any loan agreement, debenture, promissory note, letter of credit, or other evidence of indebtedness as a signatory, guarantor or otherwise.

                        (k) GUARANTEES. Neither Seller nor the UK Subsidiary have guaranteed the payment or performance of any person, firm or corporation, agreed to act as a surety, or otherwise agreed to be contingently or secondarily liable for the obligations of any person, or agreed to indemnify any person for the indebtedness of or claims made by any third person.

                        (l) CONTRACTS SUBJECT TO RENEGOTIATION. Neither Seller nor the UK Subsidiary are a party to any contract with any governmental body that is subject to renegotiation.

                        (m) BURDENSOME OR RESTRICTIVE AGREEMENTS. Neither Seller nor the UK Subsidiary are a party to nor are they bound by any agreement requiring Seller or the UK Subsidiary to assign any interest in any trade secret or proprietary information, or prohibiting or restricting Seller or the UK Subsidiary from competing in any business or geographical area or soliciting customers or otherwise restricting it from carrying on its business anywhere in the world.

                        (n) OTHER MATERIAL CONTRACTS. Neither Seller nor the UK Subsidiary are a party to any lease, license, contract or commitment of any nature that is individually material to the operations of Seller that is not set forth on SCHEDULE 1.1(C).

                        (o) NO DEFAULT. Each lease, contract, Assigned Contract or commitment of Seller or the UK Subsidiary is in full force and effect and neither Seller nor the UK Subsidiary are in default under any lease, contract or commitment, nor has any event or omission occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder, or cause the acceleration of any of Seller's or the UK Subsidiary's obligations or result in the creation of any Lien (other than Permitted Liens) on any of the assets owned, used or occupied by Seller or the UK Subsidiary, except for such defaults as could not reasonably be expected to result in a Material Adverse Effect with respect to Seller. No third party is, to the Seller's Knowledge, in default under any lease, contract or commitment to which Seller is a party, nor does the Seller have any Knowledge of the occurrence of an event or omission which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or give rise to an automatic termination, or the right of discretionary termination, thereof, except for such defaults as could not reasonably be expected to result in a Material Adverse Effect with respect to Seller.

                        (p) MOST FAVORED NATIONS. Seller has not engaged in any act which would have the effect, before or after the Closing, of triggering any "most favored nations" or similar preferential treatment clause in any material contract to which Seller is a party.

                3.4 DUE AUTHORITY; VALID AND BINDING AGREEMENTS. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Seller pursuant hereto and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of Seller and the requisite vote of the stockholders of Seller. No other corporate act or proceeding on the part of or on behalf of Seller or its stockholders is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Seller pursuant hereto and no other corporate act or proceeding on the part of or on behalf of Seller or its stockholders is or will be necessary to authorize the consummation of the transactions contemplated hereby and thereby. This Agreement does, and the other documents and instruments to be executed and delivered by Seller pursuant hereto will when executed and delivered by Seller, constitute valid and binding agreements of Seller, enforceable against Seller in accordance with their respective terms, subject to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to creditors' rights generally, and (ii) is subject to limitations imposed by general principles of equity, including, but not limited to, limitations upon the availability of equitable remedies and the enforcement of such provisions.

                3.5 NO CONFLICTS OR VIOLATIONS. Neither the execution and delivery of this Agreement and any other agreement entered into pursuant to the terms hereof nor the consummation of the transactions contemplated hereby will
(i) conflict with or result in any violation of or constitute a default, in any material respect, under any agreement (including, but not limited to, any Assigned Contract), mortgage, bond, indenture, franchise or other instrument or obligation to which Seller or the UK Subsidiary are a party or by which it is bound, (ii) result in the creation of any Lien, other than Permitted Liens, upon any Purchased Asset pursuant to the terms of any such mortgage, bond, indenture, franchise or other instrument or obligation, (iii) violate any Order or award of any court, administrative agency or governmental body against or binding upon Seller or the UK Subsidiary or upon any of the Purchased Assets, (iv) constitute a violation by Seller or the UK Subsidiary of any law or regulation of any jurisdiction in which

Seller or the UK Subsidiary conducts its business, (v) in any material respect, result in the breach of any of the terms or conditions of, or constitute a default under, or otherwise cause any impairment of, any permit or license or other governmental authorization held by Seller or the UK Subsidiary, (vi) result in any liability or expense to Purchaser under any collective bargaining agreements, if any, to which Seller or the UK Subsidiary are a party, or (vii) except for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT"), will require any authorization, consent, approval, exemption or other action by or notice to any Government Entity.

                3.6 NO VIOLATION OF LAW. Seller and the UK Subsidiary (including its operations, properties and assets) have conducted the Business in material compliance with all applicable laws and regulations of federal, state, local and foreign governmental authorities. Seller and the UK Subsidiary possess, and are in material compliance with, all licenses, permits, approvals and other governmental authorizations material to the conduct of the Business. All such licenses, permits, approvals, authorizations and consents are identified on SCHEDULE 3.6, are in full force and effect and are assignable to Purchaser in accordance with their respective terms. No governmental authority that licenses or audits Seller or the UK Subsidiary has conducted any audit during the last five (5) years.

                3.7 NO LITIGATION, ETC. There are no suits, actions or administrative, arbitration, unfair labor practice, worker's compensation or other proceedings, pending or, to actual knowledge of the Executive Team, threatened against Seller, the UK Subsidiary, the Purchased Assets or the Business. To Seller's Knowledge, there is no governmental investigation against or relating, directly or indirectly, to the Purchased Assets, Seller, the UK Subsidiary, Executive Team or the Business, which could reasonably be expected to result in a Lien on, or impair Purchaser's ownership or operation of, the Purchased Assets or the Business. There are no Orders, stipulations or awards (whether rendered by a court, administrative agency or by arbitration, pursuant to a grievance or other procedure) against or relating to Seller, the UK Subsidiary or the Purchased Assets that could reasonably be expected to result in a Material Adverse Effect with respect to Seller or any Lien on the Purchased Assets. SCHEDULE 3.7 identifies all litigation to which Seller or any of its directors (in their capacity as such) has been a party during the last five years.

                3.8 NO BROKERS OR FINDERS. Neither Seller nor the UK Subsidiary nor their directors, officers, stockholders, employees or agents have retained, employed or used any broker or finder in connection with the transactions provided for herein or the negotiation thereof, and Seller is not obligated, nor has Seller or any director, officer, stockholder, employee or agent thereof obligated Purchaser, to pay the fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction contemplated hereby.

                3.9     ASSIGNABILITY OF CONTRACTS.

                        (a) Other than pursuant to the HSR Act, there is no consent needed as a condition to the lawful consummation of the transactions contemplated hereby, including the transfer of the Assigned Contracts.

                        (b) There are no legally binding obligations to make payments (other than those specifically called for by the written terms of the Assigned Contracts) in the future to be made under the Assigned Contracts assuming that such Assigned Contracts are performed by Purchaser or its assigns in accordance with their respective terms without modification or amendment subsequent to the Closing Date.

                3.10 ENVIRONMENT, HEALTH, AND SAFETY. Neither Seller nor the UK Subsidiary have caused or allowed, or contracted with any party for, the generation, use, transportation, treatment, and/or storage of Hazardous Substances in connection with the Business or otherwise. To Seller's Knowledge, each of Seller, the Business, and any real property that Seller or the UK Subsidiary owns, leases or otherwise occupies or uses (the "Premises") are in compliance with all applicable Environmental Laws and Orders of any governmental authorities having jurisdiction under such Environmental Laws, except where the absence of such compliance would not result in a Material Adverse Effect with respect to Seller. Neither Seller nor the UK Subsidiary have received any citation, written directive, letter or other written communication, or any written notice of any proceeding, claim or lawsuit, from any person relating to Environmental Laws and either arising out of the ownership or occupation of the Premises or the conduct of its operations. For purposes of this Agreement, the term "ENVIRONMENTAL LAWS" shall mean any Federal, state or local law (and English law in relation to the UK Subsidiary) or ordinance or its regulation pertaining to the protection of human health or the environment. For purposes of this Agreement, the term "HAZARDOUS SUBSTANCES" shall include any materials classified as hazardous or toxic under any Environmental Laws.

                3.11    TAXES.

                        (a) All Taxes due and payable by the Seller and the UK Subsidiary have been paid in full. All Tax returns that are required to have been filed by the Seller and the UK Subsidiary have been filed in a timely manner and such returns are complete and correct in all material respects. Any deficiencies proposed as a result of any governmental audits have been paid or settled, and there are no present disputes as to Taxes payable by the Seller or the UK Subsidiary. There are no unexpired waivers of any statute of limitations with respect to any Taxes relating to the Business or the Purchased Assets or by the Seller or the UK Subsidiary, and neither the Seller nor the UK Subsidiary are a party to any action or proceedings by any governmental authority for the collection or assessment of Taxes. Neither the Seller nor the UK Subsidiary are a party to or bound by any agreement requiring the sharing of Taxes. For purposes hereof, the term "TAXES" shall mean all sales and use taxes, real and personal property taxes, gross receipts taxes, documentary transfer taxes, employment taxes, withholding taxes, unemployment insurance contributions and other taxes of any kind, however denominated for which, subject to Section 3.2(a), Purchaser could become liable as a result of acquiring the Purchased Assets or which could result in a Lien on or charge against the Purchased Assets.

                        (b) PROVISION FOR TAXES. The provision made for taxes on the recent balance sheet included in the May 2004 Financial Statements and the Accounts is sufficient for the payment of all federal, state, foreign, county, local and other income, ad valorem, excise, profits, franchise, occupation, property, payroll, sales, use, gross receipts and other taxes (and any interest and penalties) and assessments, whether or not disputed at the date of the balance sheet included therein, and for all years and periods indicated therein. Since May 31, 2004, neither the Seller nor the UK Subsidiary, respectively, have incurred any taxes other than taxes incurred in the ordinary course of business consistent in type and amount with past practices of Seller and the UK Subsidiary.

                        (c)     UK TAXATION MATTERS.

                                (i)     The UK Subsidiary is not, nor has it
ever been, a close company as defined in section 414 of the Taxes Act 1988

                                (ii)    The UK Subsidiary is not a member of a
group of companies as defined in section 170 Taxation of Chargeable Gains Act 1992.

                                (iii)   All documents in the possession or under
the control of the UK Subsidiary which establish or are necessary to establish the title of the UK Subsidiary to any asset have been duly stamped and no such documents which are outside the United Kingdom would attract stamp duty if they were brought into the United Kingdom.

                                (iv)    The UK Subsidiary is duly registered for
the purposes of value added tax.

                                (v)     The UK Subsidiary is not treated for
value added tax purposes as a member of any group of companies.

                                (vi)    The UK Subsidiary is not the owner of a
capital item to which Part XV of the Value Added Tax Regulations 1995 applies.

                                (vii)   Neither the UK Subsidiary nor any
relevant associate of the UK Subsidiary (within the meaning of paragraph 3 (7) of Schedule 10 of the Value Added Tax Act 1994) has made an election in accordance with paragraph 2 and 3 of Schedule 10 Value Added Tax Act 1994.

                                (viii)  The UK Subsidiary is, and has since its
incorporation been, resident for tax purposes only in the United Kingdom.

                                (ix)    The UK Subsidiary (i) has never carried
on and does not carry on any trade or business outside the United Kingdom (ii) does not have and has not at any time had any branch agency or permanent establishment outside the United Kingdom.

                3.12    INTELLECTUAL PROPERTY ASSETS.

                        (a) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not
(i) breach, violate or conflict with any instrument or agreement governing any Intellectual Property Asset necessary or required for, or used in, the conduct of the Business as presently conducted, (ii) cause the forfeiture or termination or give rise to a right of forfeiture or termination of any such Intellectual Property Asset or (iii) in any material way impair the right of Purchaser or any of its Affiliates to use, sell, license or dispose of, or to bring any action for the infringement of, any such Intellectual Property Asset or portion thereof.

                        (b) SCHEDULE 1.1 (B) lists all Intellectual Property Assets in which Seller now has any interest (other than commercially-available "off-the-shelf" software which is not a Product), specifying whether such Intellectual Property Assets are owned, controlled, used or held (under license or otherwise) by Seller, and also indicating which of such Intellectual Property Assets are registered by Seller. Seller has taken reasonable and practicable steps to protect and maintain the secrecy and confidentiality of, and its proprietary rights in, the Intellectual Property Assets necessary or required for the conduct of the Business as presently conducted. To Seller's Knowledge with respect to Intellectual Property Assets that are registered by Seller or the UK Subsidiary, or for which registrations by Seller or the UK Subsidiary are applied for and pending, (i) all Intellectual Property Assets shown as registered in SCHEDULE 1.1(B) have been properly registered, (ii) all pending registrations and applications have been properly made and filed, and (iii) all such registrations, filings and issuances remain in full force and effect. All annuity, maintenance, renewal and other fees relating to registrations or applications of Intellectual Property Assets by Seller or the UK Subsidiary listed on SCHEDULE 1.1(B) are current.

                        (c) All fees to maintain Seller's or the UK Subsidiary's rights, if any, in the Intellectual Property Assets registered by Seller or the UK Subsidiary, including, any trademark registration and prosecution fees and all professional fees in connection therewith pertaining to the Intellectual Property Assets due and payable on or before the Closing Date, have been paid by Seller or will be paid by Seller or the UK Subsidiary before the Closing Date.

                        (d) To Seller's Knowledge, Seller's and the UK Subsidiary's conduct of the Business does not violate or misappropriate any trade names, trademarks, copyrights or registered patents or other assets or rights of any third party (including employees of or consultants to Seller). To Seller's Knowledge, no other person is infringing the Intellectual Property Assets of Seller or the UK Subsidiary.

                        (e) Other than non-exclusive licenses granted to customers in the ordinary course of business, (i) neither Seller nor the UK Subsidiary have granted any license or made any assignment of any Intellectual Property Assets listed on SCHEDULE 1.1 (B), and (ii) no other person has any right to use any Intellectual Property Assets owned or held by Seller or the UK Subsidiary, except for Intellectual Property Assets as to which Seller or the UK Subsidiary is a non-exclusive licensee. Neither Seller nor the UK Subsidiary are obligated, under contract or, to Seller's Knowledge, by law, to pay any compensation to any third party in respect of the use, transfer or sale of any portion of the Intellectual Property Assets. Neither Seller nor the UK Subsidiary pay any royalties or other consideration for the right to use any intellectual property of others.

                        (f) The Purchased Assets include all property and assets (except for the Excluded Assets and the employees of Seller), tangible and intangible, and all leases, licenses and other agreements, which are necessary to permit Purchaser to carry on the Business as presently conducted.

                3.13    EMPLOYEES.

                        (a) SCHEDULE 3.13(A) contains a true and correct list of all of Seller's and the UK Subsidiary's current employees and consultants, including titles, scheduled hours, employment dates, base compensation, bonus, commission and other incentive compensation arrangements. Seller has made available to or provided Purchaser a true and correct copy of each such employee's employment contract, if any. To the extent permitted by applicable law, SCHEDULE 3.13(A) also identifies, to Seller's Knowledge, each employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service. Seller has provided Purchaser with either a copy of the agreements between Seller or the UK Subsidiary and each employee or a full and accurate description of the terms of employment or retention of each employee, and all benefits, including, without limitation, salaries, directors' fees, social benefits, bonuses, commissions, profit shares, automobile, reimbursement of expenses and benefits in kind ("BENEFITS") payable or which Seller or the UK Subsidiary is bound to provide (whether now or in the future) to each employee. Neither the Seller nor the UK Subsidiary have adopted any policy or custom with respect to any Benefit that would materially change the terms of such Benefit to which an employee is entitled, under an employment agreement or applicable law, excluding only the policy and custom to pay employee severance pay upon termination even when such termination is due to such employee's voluntary termination.

                        (b) No such employee or consultant has licensed to Seller or the UK Subsidiary or otherwise provided Seller or the UK Subsidiary with any Intellectual Property Asset, proprietary assets or other rights that have been or are currently being used in the conduct of the Business. To Seller's Knowledge, it is currently not necessary nor will it be necessary in the conduct of the Business as presently conducted by Seller to utilize any inventions of any of such persons or entities (or people it currently intends to hire) made or owned prior to their employment by or affiliation with Seller, nor is it or will it be necessary in the conduct of the Business as presently conducted by Seller or the UK Subsidiary to utilize any other assets or rights of any such persons or entities (or people it currently intends to hire) made or owned prior to their employment with or engagement by Seller or the UK Subsidiary. Each current and former employee, consultant or contractor of Seller or the UK Subsidiary, who invented, participated in the invention or reduction to practice of, or was granted access to, any of the Intellectual Property Assets, executed (i) in the case of employees, an Employee Proprietary Information Agreement substantially in the form of SCHEDULE 3.13(B)(I) and (ii) in the case of consultants and contractors, a work for hire or non-disclosure agreement substantially in the form of SCHEDULE 3.13(B)(II). All technical information which is proprietary to Seller or the UK Subsidiary has been kept confidential by Seller or the UK Subsidiary, as applicable, as commercially reasonable, with the exception of technical information that has been disclosed in the ordinary course of business under non-disclosure or similar agreements and information that has been submitted in the course of filing patent applications.

                        (c) No current or former employee or consultant, officer or director of Seller or the UK Subsidiary or any distributor, reseller or customer of Seller or the UK Subsidiary owns, directly or indirectly, or has any right, title or interest (economic or otherwise), in whole or in part, in any Intellectual Property Asset, proprietary asset or other rights of Seller or the UK Subsidiary.

                        (d) There are no written or oral contracts of employment or consulting agreements, and no agreements otherwise requiring the payment of compensation for a fixed period of time or upon the occurrence of any event, between Seller or the UK Subsidiary and any employee or consultant. All of Seller's and the UK Subsidiary's employees and consultants may be terminated at will by Seller or the UK Subsidiary, subject to applicable law.

                3.14    EMPLOYEE AND LABOR MATTERS.

                        (a) Set forth in SCHEDULE 3.14(A) is a complete and accurate list of all currently outstanding equity of Seller or the UK Subsidiary issued to, and, as of June 15, 2004, options to acquire any such equity currently held by, officers, directors, employees or consultants of Seller or the UK Subsidiary, indicating the number of shares covered, the name and title (or relationship) of the holder, the vesting schedule of each such option and all such shares and exercise prices therefor. Other than as set forth in
SCHEDULE 3.14(A), neither Seller nor the UK Subsidiary operates any share incentive scheme, share option scheme or profit sharing scheme for the benefit of any of its officers, directors, employees or consultants.

                        (b) Except as contemplated hereby, neither the execution, delivery or performance of this Agreement, nor the consummation of any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former employees or directors of Seller or the UK Subsidiary (whether or not under any benefit plan), or increase the Benefits payable under any benefit plan, or result in any acceleration of the time of payment or vesting of any such Benefits.

                        (c) Seller and the UK Subsidiary are in compliance in all material respects with all applicable laws, policies, procedures and agreements relating to employment, terms and conditions of employment and to the proper withholding and remission to the proper tax authorities of all sums required to be withheld from the employees, and Seller and the UK Subsidiary have paid, or will pay in accordance with this Agreement, in full to the employees all wages, salaries, commissions, bonuses, Benefits and other compensation due and payable to such employees for any periods ending on or prior to the Closing Date, including, without limitation, in connection with the termination by Seller or the UK Subsidiary of the employment of the employees, provided, however, that neither Seller nor the UK Subsidiary shall pay severance, vacation time or bonuses for its employees that are hired by Purchaser or remain employed by the UK Subsidiary as of the Closing Date, except to the extent of any related Purchase Price decrease payable by Seller under
Section 2.1(a)(iii) hereof. All contributions to benefit plans (including employer contributions and employee salary reduction contributions), including insurance and education funds, that are due from the Seller or the UK Subsidiary as of the Closing Date have been or will be paid by Seller or the UK Subsidiary prior to or following the Closing, subject to Purchaser's obligations pursuant to Section 5.11(d).

                        (d) Seller has provided Purchaser with true and correct copies of all pension, thrift, savings, profit sharing, retirement, incentive bonus or other bonus, medical, dental, life, accident insurance, benefit, employee welfare, disability, group insurance, executive or deferred compensation, hospitalization and other similar fringe or employee benefit plans, programs and arrangements, and any employment or consulting contracts, "golden parachutes," collective bargaining agreements, severance agreements or plans, vacation and sick leave plans, programs, arrangements and policies, including, without limitation, all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all employee manuals, and all material written or binding oral statements of policies, practices or understandings relating to employment, which are provided to, for the benefit of, or relate to, any persons employed by Seller ("SELLER BENEFIT PLANS"). Seller has no announced plan or legally binding commitment to create any additional Seller Benefit Plan or to amend or modify any existing Seller Benefit Plan except as may be required by law.

                        (e) No Seller Benefit Plan is a "multiemployer plan" (as defined in Section 4001 of ERISA), and neither Seller nor any entity that is or was considered a single employer with Seller under Section 4001 of ERISA has ever contributed or has ever been obligated to contribute to any such multiemployer plan.

                        (f) No Seller Benefit Plan is subject to the provisions of Title IV of ERISA, and no plan subject to the provisions of Title IV of ERISA has ever been maintained, contributed to or terminated so as to subject, directly or indirectly, Seller or any of its assets to any Liability, contingent or otherwise, or the imposition of any Lien (whether by reason of the complete or partial termination of any such plan, the funded status of any such plan, any "complete withdrawal" (as defined in Section 4203 of ERISA) or "partial withdrawal" (as defined in Section 4205 of ERISA) by any person from any such plan, or otherwise). No Seller Benefit Plan is subject to Section 302 of ERISA or Section 412 of the Code, and no such plan has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code, respectively), whether or not waived.

                        (g) With respect to the InstallShield Software Corporation Savings & Investment Plan (the "SELLER 401(K) Plan"), (i) Seller has adopted all appropriate amendments to the Seller 401(k) Plan necessary to comply with all applicable requirements of ERISA, the Code and other applicable law for which the applicable remedial amendment period has expired, (ii) the prototype sponsor of the Seller 401(k) Plan has received a favorable opinion letter from the Internal Revenue Service ("IRS") covering all amendments to it, (iii) neither Seller nor any fiduciary of the Seller 401(k) Plan has been advised by the IRS or DOL of any plan defects in form or operation, (iv) neither Seller nor any fiduciary of the Seller 401(k) Plan is aware of any circumstances that will or reasonably could result in revocation of such favorable determination letter or the loss of the Seller 401(k) Plan's tax qualified status, (v) no event has occurred that will or reasonably could result in the Seller 401(k) Plan being subject to liability for any tax under Section 511 of the Code. Seller has provided to Purchaser an accurate and complete copy of the following materials relating to the Seller 401(k) Plan: (vi) all documents comprising the Seller 401(k) Plan, including amendments thereto, (vii) each trust agreement and insurance contract, including amendments thereto, (viii) the most recent summary plan description, including summaries of material modifications thereto, (ix) the most recent opinion letter issued by the IRS, and (x) the three (3) most recent annual reports on the applicable form of the Form 5500 series filed with the IRS. All such materials are correct, complete, and current in all material respects and have been timely filed and delivered as and to the extent required by law.

                        (h) With respect to each Seller Benefit Plan, (i) all payments due to date have been made and all amounts properly accrued to date as liabilities of Seller that have not been paid have been properly recorded on Seller's books and are reflected in the May 2004 Financial Statements; (ii) Seller has materially complied with, and each Seller Benefit Plan materially conforms in form and operation to, all applicable laws and regulations, including but not limited to ERISA and the Code, in all respects and all reports and information relating to such Seller Benefit Plan required to be filed with any governmental entity have been timely filed; (iii) there are no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of Seller, threatened; (iv) there have been no "prohibited transactions" within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code for which a statutory or administrative exemption does not exist and that would cause a Material Adverse Effect with respect to Seller, and the consummation of the transactions contemplated by this Agreement will not result in any such prohibited transaction; (v) no event or omission has occurred in connection with which any of the Purchased Assets, directly or indirectly, could be subject to any liability under ERISA, the Code or any other law, or under any agreement, instrument, law or order with respect to which Seller is required to indemnify any person against liability, and the consummation of the transactions contemplated by this Agreement will not result in any such liability; and (vi) no Seller Benefit Plan is established and maintained outside the United States primarily for the benefit of individuals substantially all of whom are nonresident aliens.

                        (i) Neither Seller nor the UK Subsidiary have entered into any plan or agreement or taken any other action that under any circumstances could result in Purchaser incurring any direct or indirect liability, whether contingent or otherwise, with respect to the provision of health or other welfare benefits following retirement or any other termination of employment to any employee or former employee of Seller, other than continuation coverage pursuant to Sections 601 et seq. of ERISA and Section 4980B of the Code.

                        (j) No work stoppage or labor strike against Seller or the UK Subsidiary is pending or, to Seller's Knowledge, threatened. Neither Seller nor the UK Subsidiary are involved in or, to Seller's Knowledge, threatened with any labor dispute, grievance, or litigation relating to labor or safety matters involving any of the employees. Neither Seller nor the UK Subsidiary are presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract or Order with respect to any of its employees, and no such collective bargaining agreement is being negotiated by Seller or the UK Subsidiary.

                        (k) With respect to the UK Subsidiary's employees (the "UK EMPLOYEES"), Seller confirms that:

                                (i)     No person is employed or engaged by the
UK Subsidiary (whether under a contract of service or a contract for services) other than the UK Employees and the UK Employees are all directly employed by the UK Subsidiary and are exclusively employed in the UK Subsidiary's business (the "UK BUSINESS"). No person who was formerly employed by the UK Business has a right to return to work (whether for reasons connected with maternity leave or absence by reason of illness or incapacity or otherwise) or a right to be reinstated or re-engaged in the UK Business or to any other compensation.

                                (ii)    The terms and conditions of employment
of all UK Employees are in accordance with the standard terms and conditions supplied to the Purchaser.

                                (iii)   All subsisting contracts of employment
of the UK Employees are terminable on three months' notice or less without compensation (other than compensation in accordance with the Employment Rights Act 1996).

                                (iv)    No UK Employee has been given notice of
termination of his employment (or had his employment terminated without notice) since March 31 2004 and no UK Employee has left its employment of his own accord since that date or, to Seller's Knowledge, indicated his intention of doing so.

                                (v)     Full particulars are contained in
SCHEDULE 3.14(K) of any outstanding offer of employment made to any person by the UK Subsidiary in relation to the UK Business and there is no person who has accepted such an offer of employment made by the UK Subsidiary but whose employment has not yet started.

                                (vi)    Full particulars are contained in
SCHEDULE 3.14(K) of any agreement for the provision of consultancy services or the services of personnel to the UK Business and of the terms applicable to the secondment to the UK Business of any person. To Seller's Knowledge, in respect of each of the UK Employees the UK Subsidiary has: (aa) performed all obligations and duties required to be performed by it (and has settled all outstanding claims and debts); and (bb) abided by the terms of any agreement concluded by the UK Subsidiary or on its behalf with any trade union, staff association or similar organization recognized by the UK Subsidiary for the purposes of collective bargaining, so far as the same shall be applicable to any of the UK Employees.

                                (vii)   The UK Subsidiary has paid to the Inland
Revenue and any other appropriate authority all taxes, National Insurance contributions and other levies due in respect of the UK Employees in respect of their employment by the UK Subsidiary up to Closing.

                                (viii)  Since March 31, 2004 no change has been
made (or agreed) in the rate of remuneration or the emoluments or pension benefits or any other term of any contract of employment or for services of any UK Employee.

                                (ix)    The UK Subsidiary has not offered,
promised or agreed for the future any variation in any contract of employment or any contract for services in respect of the UK Employees or any other person employed by the UK Subsidiary in respect of whom liability is deemed by the Transfer of Undertakings (Protection of Employment) Regulations 1981 ("EMPLOYMENT REGULATIONS") to pass to the Purchaser.

                                (x)     There are no amounts outstanding or
promised to any of the UK Employees and no liability has been incurred by the UK Subsidiary which remains undischarged for breach of any contract of service or for services or for redundancy payments (including protective awards) or for compensation under any employment legislation or regulations or for wrongful dismissal, unfair dismissal, equal pay, sex, race or disability discrimination or otherwise and no order has been made at any time for the reinstatement or re-engagement of any of the UK Employees or any person formerly employed or engaged in the UK Business.

                                (xi)    Except in respect of normal accruals of
remuneration or emoluments of employment, no sum is payable to or for the benefit of any UK Employee or their dependants nor is the UK Subsidiary a party to any arrangements or promise to make or is it in the habit of making ex gratia or voluntary payments by way of bonus, pension, gratuity, superannuation, allowance or the like to any such persons and there are no schemes of arrangements (whether legally enforceable or not) for the payment of retirement, pension, disability, or death benefit or similar schemes or arrangements in operation or contemplated in respect of any of the UK Employees or their dependants or persons formerly employed or engaged in the UK Business or their dependants under which the Purchaser or any of the owners for the time being of the UK Business or the UK Subsidiary or any part thereof may become liable to make payments or to provide equivalent benefits.

                                (xii)   The UK Subsidiary does not have an
obligation to make any payment on redundancy in excess of the statutory redundancy payment and the UK Subsidiary has not operated any discretionary practice of making any such excess payments.

                                (xiii)  There is no scheme or arrangement in
operation by or in relation to the UK Subsidiary under which any employee or other person is entitled to a commission or remuneration of any other sort calculated by reference to the whole or part of the turnover, profits or sales of the UK Subsidiary.

                                (xiv)   There is not and during the three years
preceding the date of this Agreement there has not been any industrial action affecting the UK Business and to the best of the knowledge, information and belief of the Seller there are no facts or circumstances which might give rise to such industrial action. The UK Subsidiary is not a party to any collective agreement or trade dispute (within the meaning of the Trade Union and Labour Relations (Consolidations) Act 1992)) or any dismissal procedures agreement (within the meaning of the Employment Rights Act 1996) or any proceedings before any court or tribunal under or by virtue of the provisions of the said Act of 1992 and to the best of the knowledge, information and belief of the Seller there are no facts or circumstances which might give rise to the UK Subsidiary becoming a party to any such agreement or becoming involved in any such dispute or proceedings.

                        (l) Full details of the UK Employees who are members of the pension scheme of the Seller provided for the benefit of the UK Employees ("UK SUBSIDIARY'S SCHEME") are listed in SCHEDULE 3.14(L) and no other UK Employees are or will before Closing become members of the UK Subsidiary's Scheme. All contributions due to be paid in respect of the UK Subsidiary's Scheme by the UK Subsidiary and any of its officers or employees have been duly paid as at Closing.

                3.15    CUSTOMERS AND SUPPLIERS.

                        (a) SCHEDULE 3.15(A) contains a list of the top fifty (50) customers, including distributors (the "Customers") and twenty-five
(25) suppliers (other than utility suppliers and landlords) (the "SUPPLIERS"), of Seller and the UK Subsidiary, on a consolidated basis, for each of the two
(2) most recent fiscal years (determined on the basis of the total dollar amount of net sales or purchases, as applicable), showing the total dollar amount of net sales to each of the Customers, or net purchases from each of the Suppliers, during each such year. Seller and the UK Subsidiary have taken all commercially reasonable steps to maintain the confidentiality of all pertinent information pertaining to its Customers. To Seller's Knowledge, there are no existing conditions or state of facts or circumstances which have materially adversely affected the relationship of the Business with Customers or Suppliers if it is acquired by Purchaser, or which has prevented such business from being carried on by the Business, after the Closing, in essentially the same manner as it is currently carried on. None of the Customers have given written notice to Seller or the UK Subsidiary that it intends to materially reduce its purchase of Products following the Closing.

                        (b) SCHEDULE 3.15(B) contains a list by product line of all sales representatives, dealers, distributors and franchisees of Seller and the UK Subsidiary. Seller has furnished to Purchaser representative copies of all sales representative, dealer, distributor and franchise contracts and policy statements, and all substantial modifications or exceptions thereto.

                3.16 OUTSTANDING EQUITY & ECONOMIC INTERESTS. SCHEDULE 3.16(A) lists the holders of record of any right, title or interest (of record or in equity) in any equity of Seller and the UK Subsidiary or any security or other instrument convertible into or exchangeable for equity of Seller or the UK Subsidiary. There are no other options, debentures, warrants, rights of first refusal or other rights to purchase or otherwise acquire an interest (whether equity or economic) in Seller or the UK Subsidiary outstanding as of the date of this Agreement not set forth on SCHEDULE 3.16(A). No party other than Purchaser has a right of first refusal, right of first offer or other right to bid on or acquire any of the Purchased Assets.

                3.17 FINANCIAL STATEMENTS. Seller has provided Purchaser with true and complete copies of all audited annual financial statements and unaudited quarterly financial statements of Seller for the fiscal years ending December 31, 2001, 2002 and 2003 (the "FINANCIAL STATEMENTS"), and the unaudited financial statement for the fiscal period ended May 31, 2004 (the "MAY 2004 FINANCIAL STATEMENTS"). All of the Financial Statements (including all notes and schedules contained therein or annexed thereto) are true, complete and accurate in accordance with GAAP applied on a consistent basis, have been prepared in accordance with the books and records of Seller, and fairly present, in accordance with GAAP, the assets, Liabilities and financial position and the results of operations and cash flows of Seller as of the dates and for the years and periods indicated (except, in the case of unaudited statements, for the absence of footnote disclosure and changes resulting from normal year-end adjustments for recurring accruals). The May 2004 Financial Statements (including all notes and schedules contained therein or annexed thereto) are true, complete and accurate in accordance with GAAP applied on a consistent basis, have been prepared in accordance with the books and records of Seller, and fairly present, in accordance with GAAP, the assets, Liabilities and financial position and the results of operations of Seller as of May 31, 2004 and for the period from January 1, 2004 through May 31, 2004, except for the absence of footnote disclosure and changes resulting from normal year-end adjustments for recurring accruals.

                3.18 UK SUBSIDIARY ACCOUNTS. The audited annual accounts (the "ACCOUNTS") relating to the UK Subsidiary for the fiscal years ending December 31, 2001 and 2002, have been prepared in accordance with the Companies Act 1985 and give a true and fair view of the state of affairs of the UK Subsidiary as at the Accounts Date and of its profit or loss for the period ended on the Accounts Date.

                3.19 PRODUCT WARRANTY AND PRODUCT LIABILITY. SCHEDULE 3.19(A) contains a true, correct and complete copy of Seller's and the UK Subsidiary's standard warranty or warranties for sales of Products and, except as stated therein or as provided by applicable law, there are no warranties, commitments or obligations with respect to the return, repair or replacement of Products which vary materially from such standard. SCHEDULE 3.19(B) contains a description of all product liability claims and similar Litigation relating to Products that are presently pending or that to Seller's Knowledge are threatened in writing, or which have been asserted or commenced against Seller or the UK Subsidiary within the last five (5) years (whether or not covered by insurance). To Seller's Knowledge, there is no systematic defect of a recurring nature in the Products that would adversely affect performance or create an unusual risk of injury to property. No Product has been the subject of any generalized or global replacement, field fix, retrofit, modification or recall campaign (excluding for the purpose customary bug fixes and product updates), and, to Seller's Knowledge, no facts or conditions exist which could reasonably be expected to result in such a recall campaign. The Products have been designed and manufactured so as to meet and comply in all material respects with all applicable governmental standards and specifications currently in effect, and have received all governmental approvals necessary to allow their sale and use. As used in this Agreement, the term "PRODUCTS" means any and all products currently or at any time previously distributed or sold by Seller or the UK Subsidiary, or by any predecessor of Seller or the UK Subsidiary under any brand name or mark under which products are or have been distributed or sold by Seller or the UK Subsidiary.

                3.20    INSURANCE.

                        (a) INSURANCE POLICIES. Set forth in SCHEDULE 3.20(A) is a complete and accurate list and summary description of all policies of fire, liability, product liability, workers compensation, health and other forms of insurance presently in effect with respect to the Business and the properties of Seller and the UK Subsidiary, true and correct copies of which have heretofore been delivered to Purchaser. SCHEDULE 3.20(A) includes, without limitation, the carrier, the description of coverage, the limits of coverage, retention or deductible amounts, amount of annual premiums, and date of expiration with respect to each such policy, and any pending claims. All such policies are valid, outstanding and, subject to the respective terms thereof, enforceable policies and provide insurance coverage for the properties, assets and operations of Seller and the UK Subsidiary, of the kinds, in the amounts and against the risks customarily maintained by organizations similarly situated, and, to Seller's Knowledge, are valid, outstanding and enforceable policies. No notice of cancellation or termination has been received with respect to any such policy, and Seller has no Knowledge of any act or omission of Seller or the UK Subsidiary that could result in cancellation of any such policy prior to its scheduled expiration date. Neither Seller nor the UK Subsidiary have been refused any insurance with respect to any aspect of the operations of the Business, nor has its coverage been limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the last three years. Seller and the UK Subsidiary have duly and timely made all claims they have been entitled to make under each policy of insurance. SCHEDULE 3.20(B) contains a description of each claim made by Seller or the UK Subsidiary under any policy of insurance during the last three years. There is no claim by Seller pending under any such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies, and Seller has no Knowledge of any basis for denial of any claim by Seller or the UK Subsidiary pending under any such policy. Seller or the UK Subsidiary has not received any written notice from or on behalf of any insurance carrier issuing any such policy that insurance rates therefor will hereafter be substantially increased (except to the extent that insurance rates may be increased for all similarly situated risks) or that there will hereafter be a cancellation or an increase in a deductible (or an increase in premiums in order to maintain an existing deductible) or nonrenewal of any such policy. Such policies are sufficient in all material respects for compliance by Seller with all requirements of law and with the requirements of all material contracts to which Seller is a party.

                3.21 ABSENCE OF CERTAIN CHANGES. Since May 31, 2004 there has not been, with respect to Seller, the UK Subsidiary or the Business:

                        (a) NO MATERIAL CHANGE. Any Material Adverse Effect with respect to Seller;

                        (b) NO DAMAGE. Any loss, damage or destruction in excess of twenty-five thousand dollars ($25,000), whether covered by insurance or not;

                        (c) NO INCREASE IN COMPENSATION. Any increase in the compensation, salaries or wages payable or to become payable to any employee or agent of Seller or the UK Subsidiary (including, without limitation, any increase or change pursuant to any bonus, pension, profit sharing, retirement or other plan or commitment), or any bonus or other employee benefit declared, obligated, granted, made or accrued, other than in the ordinary course of business consistent with past practice;

                        (d) NO LABOR DISPUTES. Any labor or employment dispute or disturbance, other than routine individual grievances which are not material to the business, financial condition or results of operations of Seller or the UK Subsidiary;

                        (e) NO COMMITMENTS. Any commitment or transaction by Seller or the UK Subsidiary (including, without limitation, any borrowing or capital expenditure or indebtedness for borrowed money incurred, assumed or guaranteed by Seller or the UK Subsidiary) other than in the ordinary course of business consistent with past practice;

                        (f) NO DIVIDENDS OF PURCHASED ASSETS. Any declaration, setting aside, or payment of any dividend or any other distribution consisting of Purchased Assets in respect of Seller's or the UK Subsidiary's capital stock, any redemption, purchase or other acquisition by Seller or the UK Subsidiary of any capital stock of Seller or the UK Subsidiary, or any security thereto, or any other payment consisting of Purchased Assets to any stockholder of Seller or the UK Subsidiary as such a stockholder;

                        (g) NO DISPOSITION OF PROPERTY OR MATERIAL IMPAIRMENT OF ASSETS. Any sale, lease or other transfer or disposition of any Purchased Assets except in the ordinary course of business or any material impairment of the assets of Seller or the UK Subsidiary;

                        (h) NO LIENS. Any Lien made on any of the properties or assets of Seller or the UK Subsidiary other than Permitted Liens;

                        (i) NO AMENDMENT OF CONTRACTS. Any entering into, amendment or termination by Seller or the UK Subsidiary of any material contract, or any waiver or release of material rights or material claims thereunder including any write-off or other compromise of any account receivable of Seller, other than in the ordinary course of business;

                        (j) LOANS AND ADVANCES. Any loan or advance (other than advances to employees in the ordinary course of business for travel and entertainment in accordance with past practice) to any person including, but not limited to, any officers, directors or employees of Seller or the UK Subsidiary, or any stockholders or Affiliates;

                        (k) CREDIT. Any grant of credit to any customer or distributor on terms or in amounts materially more favorable than those which have been extended to such customer or distributor in the past, any material change in the terms of any credit heretofore extended, or any other material change of Seller's policies or practices with respect to the granting of credit;

                        (l) ACCOUNTING METHODS. Any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Seller or the UK Subsidiary;

                        (m) NO UNUSUAL EVENTS. Any other event or condition not in the ordinary course of business of Seller or the UK Subsidiary;

                        (n) AGREEMENTS WITH STAKEHOLDERS. Any other agreements or other arrangements by and/or among Seller or the UK Subsidiary and their equityholders, debtholders and optionholders except for those relating to the transactions contemplated by this Agreement, all of which have been provided to Purchaser solely for the purposes of informational review; or

                        (o) MISCELLANEOUS. Any agreement (whether written or oral) to do any of the things described in the preceding clauses of this Section
3.21 not set forth on a schedule to this Section 3.21.

                3.22 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in the most recent balance sheet of Seller or the UK Subsidiary provided as part of the May 2004 Financial Statements, or the Accounts, respectively, or otherwise not required to be disclosed by GAAP, neither the Seller nor the UK Subsidiary have any Liabilities other than in connection with the consummation of the transactions contemplated by this Agreement, and commercial liabilities and obligations incurred since the date of the most recent balance sheet provided as part of the May 2004 Financial Statements or the Accounts in the ordinary course of business and consistent with past practice, and none of which has or will have a Material Adverse Effect with respect to Seller. Except as and to the extent described in the most recent balance sheet of Seller or the UK Subsidiary provided as part of the May 2004 Financial Statements or the Accounts, Seller has no Knowledge of any basis for the assertion against Seller or the UK Subsidiary of any Liability and Seller has no Knowledge of any circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may give rise to Liabilities, except commercial liabilities and obligations incurred in the ordinary course of Seller's and the UK Subsidiary's business and consistent with past practice.

                3.23    AFFILIATES' RELATIONSHIPS TO SELLER.

                        (a) CONTRACTS WITH AFFILIATES. All leases, contracts, agreements or other arrangements or obligations between Seller or the UK Subsidiary and any Affiliate are set forth on SCHEDULE 3.23(A).

                        (b) NO ADVERSE INTERESTS. To Seller's Knowledge, except as the holder of not more than 5% of the outstanding publicly-traded securities entitled to vote for the election of directors of a company listed on any national or regional stock exchange or reported by the Nasdaq Stock Market or any successor thereto, or the securities of which are regularly traded in the over-the-counter market, no Affiliate has any direct or indirect interest in (i) any entity that does business with Seller or the UK Subsidiary or is competitive with Seller's or the UK Subsidiary's business, or (ii) any property, asset or right that is used by Seller or the UK Subsidiary in the conduct of its business.

                3.24 DISCLOSURE. No representation or warranty by Seller in this Agreement, nor any certificate, schedule, agreement or exhibit hereto furnished or to be furnished by or on behalf of Seller pursuant to this Agreement, contains or shall contain any fraudulent or untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading. All representations made in any certificate or Disclosure Schedule delivered by or on behalf of Seller pursuant to this Agreement shall be deemed representations and warranties by Seller.

                3.25 MICROSOFT.NET AND CLICK.ONCE. SCHEDULE 3.25 sets forth, to the actual knowledge of the Executive Team, adverse market changes to the Business that could reasonably be expected to result from the operations of Microsoft.net and click.once.

                3.26 UK SUBSIDIARY CAPITALIZATION. The authorized and issued share capital of the UK Subsidiary is set forth in SCHEDULE 3.26 and constitutes the existing authorized share capital and the whole of the allotted share capital of the UK Subsidiary. All of the issued share capital of the UK Subsidiary is duly and validly authorized and issued, fully paid and has not been issued in violation of any provision regarding pre-emptive, anti-dilution or similar rights of shareholders. There are no outstanding subscriptions, options, rights, warrants, puts, calls or other agreements or commitments of similar type (a) obligating either Seller or the UK Subsidiary to issue, sell or transfer any shares of capital stock or other equity interests of the UK Subsidiary, any securities convertible into shares of capital stock or other equity interests of the UK Subsidiary, or any other rights to acquire shares of capital stock or other equity interests of the UK Subsidiary, or (b) relating to the voting or control of any equity interests of the UK Subsidiary. Seller owns, beneficially, and has valid title to all of the allotted and issued share capital of the UK Subsidiary, free and clear of all Liens.

        4.      REPRESENTATIONS AND WARRANTIES OF PURCHASER

                Purchaser makes the following representations and warranties to Seller, each of which is true and correct in accordance with its terms on the date hereof (other than those representations and warranties made as of a specified date, which are true and correct in accordance with their terms as of such date), and shall be true and correct as of the Closing.

                4.1     CORPORATE.

                        (a) ORGANIZATION. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Macrovision Europe Limited is a company duly incorporated, validly existing and in good standing under the laws of England and Wales. Macrovision International Holdings LP is a limited partnership organized under the laws of the Cayman Islands.

                        (b) CORPORATE POWER. Purchaser has all requisite corporate power to enter into this Agreement and the other documents and instruments to be executed and delivered by Purchaser and to carry out the transactions contemplated hereby and thereby.

                4.2 DUE AUTHORITY. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Purchaser pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of Purchaser. No other corporate act or proceeding on the part of Purchaser or its stockholders is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Purchaser pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement does, and the other documents and instruments to be executed and delivered by Purchaser pursuant hereto will when executed and delivered by Purchaser, constitute valid and binding agreements of Purchaser, enforceable in accordance with their respective terms, subject to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to creditors' rights generally, and (ii) is subject to limitations imposed by general principles of equity, including, but not limited to, limitations upon the availability of equitable remedies and the enforcement of such provisions.

                4.3 NO CONFLICTS OR VIOLATIONS. Neither the execution and delivery of this Agreement and any other agreement entered into pursuant to the terms hereof nor the consummation of the transactions contemplated hereby, including, but not limited to, the obligation of Purchaser to pay the Additional Contingent Payment upon achievement of the revenue performance levels set forth on SCHEDULE 2.1(B),will (i) violate any Order or award of any court, administrative agency or governmental body against or binding upon Purchaser,
(ii) constitute a violation by Purchaser of any law or regulation of any jurisdiction in which Purchaser conducts its business, (iii) except for applicable requirements of the HSR Act, will require any authorization, consent, approval, exemption or other action by or notice to any Government Entity, or
(iv) conflict with or result in any violation of or constitute a default, in any material respect, under any agreement, mortgage, bond, indenture, franchise or other instrument or obligation to which Purchaser is a party or by which it is bound.

                4.4 NO BROKERS OR FINDERS. Neither Purchaser nor its directors, officers, stockholders, employees or agents have retained, employed or used any broker or finder in connection with the transactions provided for herein or the negotiation thereof. Purchaser is not obligated, nor has Purchaser obligated Seller, for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction contemplated hereby.

                4.5 FINANCIAL CAPACITY. Purchaser has the financial strength, capacity and resources to enable it to complete the Closing and comply with its obligations and covenants contained in Section 2.1(b) and SCHEDULE 2.1(b), including, but not limited to, payment of the maximum amount of the Additional Contingent Payment.

        5.      FURTHER AGREEMENTS & COVENANTS

                5.1 ESCROW AGREEMENT. At the Closing, Seller and Purchaser shall execute and deliver an Escrow Agreement in the form of EXHIBIT B hereto.

                5.2 ANNOUNCEMENTS. Prior to the Closing Date, Purchaser may issue a press release after the execution of this Agreement announcing the transaction contemplated hereby if and when it deems necessary or desirable in its sole discretion. Except to the extent required by law or permitted by the prior sentence, neither Purchaser nor Seller shall issue press releases with respect to the existence of this Agreement and the transactions contemplated hereby without the prior written consent of the other party, which shall not be unreasonably withheld or delayed.

                5.3 CONFIDENTIAL INFORMATION. Seller shall not at any time subsequent to the Closing, except as explicitly requested by Purchaser, use for any purpose, disclose to any person, or keep or make copies of documents, tapes, discs, programs or other information storage media (collectively "RECORDS") containing any Confidential Information concerning the Business, the Purchased Assets, or the Assumed Liabilities; provided, however, that (a) the foregoing provision shall not apply to any information which is an Excluded Asset or Excluded Liability, or which relates solely to one or more Excluded Assets or Excluded Liabilities, and (b) Seller shall be permitted to use any such Confidential Information which is transferred to Purchaser hereunder following the Closing in connection with the collection of Seller's accounts receivable, the payment of Seller's Liabilities, the preparation of Seller's Tax returns and other reports, any litigation involving Seller, the winding-up and concluding of Seller's operations and the liquidation of Seller and related matters. If, at any time after Closing, Seller should discover that it is in possession of any Records containing Confidential Information which is a Purchased Asset or an Assumed Liability, then Seller shall promptly turn such Records over to Purchaser, which shall upon request make available to Seller any information contained therein which is not Confidential Information. Seller will not assert a waiver or loss of confidential or privileged status of the information based upon such possession or discovery. For purposes hereof, "CONFIDENTIAL INFORMATION" shall mean and include, without limitation, all intellectual property rights in which Seller has or had an interest, all customer and vendor lists and related information, all information concerning Seller's processes, products, costs, prices, sales, marketing and distribution methods, properties and assets, Liabilities, finances, employees, all privileged communications and work product, and any other information not previously disclosed to the public directly by Seller, other than Excluded Assets or Excluded Liabilities.

                5.4 USE OF SELLER'S NAME. Following the Closing, Seller shall not use, and shall cause its Affiliates to refrain from using, without the prior written consent of Purchaser, the names "InstallShield," "Installation Software Technologies," "Stirling

Technologies," "Stirling Group," "DemoShield" or any other name confusingly similar thereto, except as may be necessary for Seller to pay its Liabilities, prepare Tax returns and other reports, and to otherwise wind up and conclude its operations.

                5.5 PERMITS. If any licenses, permits or authorizations are required for carrying on the Business and are not transferable, Seller will reasonably assist Purchaser in obtaining similar licenses, permits or authorizations.

                5.6 TAXES. Purchaser and Seller shall share equally in the cost of any sales, value added, transfer, stamp or other similar taxes (excluding income taxes of either party) assessed against Purchaser or Seller, if any, arising out of the purchase and transfer of the Purchased Assets, or otherwise as a consequence of the transactions contemplated by this Agreement.

                5.7 MATERIAL AGREEMENTS. During the period from signing this Agreement through the earlier of the Closing Date or the termination of this Agreement pursuant to Article 8 (the "PRE-CLOSING PERIOD"), Seller shall notify Purchaser prior to entering into any of the following arrangements, other than in connection with the payment of Seller's Liabilities: (a) any agreements entered into by Seller or the UK Subsidiary with a total value in excess of Thirty-Five Thousand Dollars ($35,000), and (b) any activity or operation proposed to be entered into by Seller that is not in the ordinary course of business. Seller will not, and shall cause the UK Subsidiary not to, do or omit any act that may cause a breach of any material contract, commitment or obligation, or any breach of any representation, warranty, covenant or agreement made by Seller herein.

                5.8 CONDUCT OF BUSINESS. Except with the consent of Purchaser, other than in connection with the payment of Seller's Liabilities, or as reasonably necessary to consummate the transactions under this Agreement, Seller agrees that it shall conduct the Business in the ordinary course through the Closing. During the Pre-Closing Period, Seller will use its commercially reasonable efforts to preserve the business organization of Seller and the UK Subsidiary, to retain the services of the present employees of Seller and the UK Subsidiary, and to preserve the goodwill of the present suppliers and customers of Seller and the UK Subsidiary. During the Pre-Closing Period, Seller will not, without the prior written consent of Purchaser, purchase, sell, lease or dispose of any Purchased Asset or incur any Assumed Liability, except in the ordinary and usual course of its Business. During the Pre-Closing Period, Seller will not increase the salary and/or bonus compensation of any officer, employee or agent employed in connection with Seller or the UK Subsidiary, without the prior written approval of Purchaser, except in the ordinary course of business. During the Pre-Closing Period, Seller shall not amend its Certificate of Incorporation or make any changes in authorized or issued capital stock without notifying Purchaser.

                5.9 EXCLUSIVE DEALING. During the Pre-Closing Period, Seller agrees, on behalf of itself, the UK Subsidiary and its and the UK Subsidiary's directors, officers, stockholders, employees and other agents, that none of the foregoing will, directly or indirectly (a) solicit, initiate, entertain or encourage submission of any proposal or offer to purchase or lease substantially all of the Purchased Assets or the capital stock of Seller or the UK Subsidiary or enter into any merger, consolidation or similar arrangement, (b) enter into any agreement with respect to any such proposal, (c) participate in any discussions or negotiations that may reasonably be expected to lead to any such proposal, or (d) furnish any information to any person to facilitate the making of any such proposal (in each case other than Seller or affiliated parties) through and including the Closing Date. Seller will promptly inform Purchaser in writing of any third party inquiries or proposals from any third party relating to any such proposals or offers received by Seller, the UK Subsidiary, its stockholders, employees or agents during the Pre-Closing Period.

                5.10 ACCESS TO INFORMATION. Seller shall provide Purchaser reasonable access upon reasonable notice in accordance with Seller's obligations under this Agreement to any Seller or the UK Subsidiary facility and to any and all of its books and records of any kind wherever located from the date of this Agreement through the Closing Date. With the prior consent of Seller in each instance (which consent shall not be unreasonably withheld), Purchaser and its officers, employees, agents, independent accountants and advisors, shall have access to vendors, customers, and others having business dealings with Seller and the UK Subsidiary.

                5.11    EMPLOYEE MATTERS.

                        (a) As of the Closing Date, Seller shall terminate all of its employees, including those employees of Seller identified in SCHEDULE 5.11(A) but excluding the employees of UK Subsidiary, and Purchaser shall offer employment to those employees of Seller identified in SCHEDULE 5.11(A), effective as of the day after the Closing, on the respective terms and conditions for each employee set forth on SCHEDULE 5.11(A), provided, however, that Purchaser may elect not to offer employment to up to twelve (12) employees listed on SCHEDULE 5.11(A) upon mutual agreement of Seller and Purchaser, with Seller's consent not to be unreasonably withheld. Notwithstanding the foregoing, the parties may mutually agree in writing to increase the number of employees who are not offered employment by Purchaser. Purchaser shall extend offers of employment to the key employees listed on SCHEDULE 5.11(A) (the "KEY EMPLOYEES") on those terms and conditions for each Key Employee set forth on SCHEDULE 5.11(A) by delivery of (i) in the case of Viresh Bhatia and Richard Harold, employment agreements or (ii) in the case of the other Key Employees, an employment offer letter, in both cases substantially in the forms set out in EXHIBIT D (the "KEY EMPLOYEE OFFER LETTER"). Purchaser shall have no obligation to extend any offer of employment to any other current employee of Seller. Other than pursuant to Section 5.11(d), Purchaser shall have no obligation of any kind with respect to any individual to whom it offers employment but who declines that offer.

                        (b) Seller agrees to reasonably support, but at no additional out-of-pocket cost to Seller, the efforts made by Purchaser to employ those of Seller's employees to whom Purchaser has made offers of employment as of the Closing Date.

                        (c) Purchaser and Seller shall work together to coordinate internal announcements to employees (including human resource orientation) of their respective companies regarding their understandings, discussions, negotiations and agreements with respect to the transactions contemplated by this Agreement.

                        (d) Purchaser and Seller agree that Seller shall be responsible for the payment, following the Closing, to those persons employed by Seller immediately prior to the

Closing, of (i) any Liability related to any commission and/or bonus payments that are due and owing as of the Closing Date; (ii) any Liability related to wages, salaries, workers' compensation payments, education funds, pension funds, benefits and other compensation that are due and payable as of the Closing Date; and (iii) any Liability related to severance, convalescent pay, leave and health that may arise in connection with the termination by Seller of the employee as part of this transaction. Except as otherwise provided herein, Purchaser and Seller further agree that Purchaser shall not assume any Liabilities under any of Seller's employee benefit plans and payment of all the benefits to which any employee or former employee of Seller is or may be entitled will be the responsibility of Seller. All contributions to Seller's benefit plans including employer contributions, employee salary reduction contributions, insurance and education funds, that are attributable to service through the Closing Date will be paid by Seller. Notwithstanding anything in this Section 5.11 or otherwise in this Agreement to the contrary the Purchaser shall have sole responsibility for:

                                (i)     satisfying the continuation coverage
requirements of the Consolidated Omnibus Reconciliation Act of 1985 ("COBRA") for all employees or former employees of Seller (and any dependents or beneficiaries thereof) who are receiving COBRA continuation coverage as of the Closing Date, or who are entitled to elect such coverage on account of a qualifying event occurring on or before the Closing Date;

                                (ii)    the Assumed Liabilities pursuant to
Section 1.3(b)(iv) and (v); and

                                (iii)   following the Closing, continuation,
maintenance and implementation of those benefit plans listed on SCHEDULE
5.11(D).

                        (e) Purchaser or a subsidiary of Purchaser shall adopt the Seller 401(k) Plan and become the sponsoring employer of the Seller 401(k) Plan effective as of the Closing Date. Seller shall take all actions, including the adoption of amendments to the Seller 401(k) Plan, at the direction of Purchaser that are reasonably related to the transfer of sponsorship and (if Purchaser so directs) administration of the Seller 401(k) Plan to Purchaser or a subsidiary of Purchaser as of the Closing Date.

                        (f) Purchaser or a subsidiary of Purchaser shall adopt the Install Flexible Spending Account Plan (the "FLEX PLAN") and become the sponsoring employer of the Flex Plan effective as of the Closing Date. Seller shall take all actions, including the adoption of amendments to the Flex Plan at the direction of Purchaser that are reasonably related to the transfer of sponsorship and (if Purchaser so directs) administration of the Flex Plan to Purchaser or a subsidiary of Purchaser as of the Closing Date. Seller shall transfer to the Purchaser the excess, if any, of the aggregate Flex Plan contributions less the sum of the aggregate claims paid and claims incurred but not yet paid as of the Closing Date (whether or not filed).

                        (g) Purchaser shall give equivalent credit for periods of service prior to the Closing for employees of Seller who accept Purchaser's offer of employment or remain employed by the UK Subsidiary as of the Closing Date, for purposes of the benefit plans or programs maintained by Purchaser for employees in general, and no additional waiting periods shall be required for eligibility for such plans.

                5.12 SELLER'S FINANCIAL OBLIGATIONS. Seller and the UK Subsidiary shall satisfy prior to or following the Closing Date, or provide for the satisfaction of, any and all loans or other financial obligations that it may have, including, but not limited to, any employee bonuses or related compensation and any amounts outstanding pursuant to debentures.

                5.13 ASSIGNMENT OF CONTRACTS. Seller shall use its commercially reasonable efforts to assign the current customer contracts, agreements, leases and other arrangements relating to the Business to Purchaser on or before the Closing Date (contingent upon the occurrence of the Closing).

                5.14 NOTICE OF DEVELOPMENTS. During the Pre-Closing Period, Seller shall promptly notify Purchaser, in writing, of any development which would, if existing or known at the date hereof, have been required to be set forth in the Disclosure Schedule, or which causes a Material Adverse Event with respect to Seller or the UK Subsidiary or a material breach of any of Seller's representations and warranties contained herein.

                5.15 HART-SCOTT-RODINO FILINGS. To the extent such filings have not been completed prior to the execution of this Agreement, each of Seller and Purchaser shall, in cooperation with the other, as promptly as practicable following the execution of this Agreement, file any reports or notifications that may be required to be filed by it under the HSR Act with the Federal Trade Commission and the Antitrust Division of the Department of Justice, and shall furnish to the other all such information in its possession as may be necessary for the completion of the reports or notifications to be filed by the other. Prior to making any communication, written or oral, with the Federal Trade Commission, the Antitrust Division of the federal Department of Justice or any other governmental agency or authority or members of their respective staffs with respect to this Agreement or the transactions contemplated hereby, each of Seller and Purchaser shall consult with the other.

                5.16    NON-COMPETITION.

                        (a) Provided that Purchaser does not materially breach its obligations to Seller under this Agreement, beginning on the Closing Date, for a period set forth in Section 5.16(b) below, Seller agrees that it shall not:

                                (i)     Compete in the Geographical Area with
Purchaser, or any entity which is a majority-owned subsidiary of Purchaser, without the written approval of Purchaser;

                                (ii)    knowingly interfere with or disrupt, or
attempt to interfere with or disrupt, the relationship, contractual or otherwise, between Purchaser, or any majority-owned subsidiary of Purchaser, and any customer, supplier or employee of the Business as owned and operated by Purchaser, or any such subsidiary;

                                (iii)   assist a Competitor of Purchaser by
providing consulting or other advisory services with respect to the Business to that Competitor; or

                                (iv)    offer employment to any current employee
of Purchaser, or solicit (directly or indirectly, individually or in connection with any new employer or other business partner) any current employee of Purchaser who was employed by Seller, to accept employment elsewhere, other than by way of a general public advertisement or employment solicitation.

                        (b)     The duration of the prohibitions set forth in
Section 5.16(a) shall be for two (2) years following the Closing Date.

                        (c)     The following terms, as used in this Section
5.16 shall have the meanings set forth below:

                                (i)     "BUSINESS" shall have the meaning set
forth in Recital A on the first page of this Agreement.

                                (ii)    "COMPETITOR" means any individual, firm,
corporation or entity engaged directly or indirectly in a business that is competitive with all or any material part of the Business.

                                (iii)   "COMPETE" means to engage in competition
directly or indirectly, individually or through a family member or other person acting on the Seller's behalf, as an employee, independent contractor, consultant, member, manager, officer, director, proprietor, partner or stockholder or other security holder (other than of a company listed on any national or regional stock exchange or reported by the Nasdaq Stock Market or any successor thereto, or the securities of which are regularly traded in the over-the-counter market, provided that the Seller at no time owns in excess of 5% of the outstanding securities of such company entitled to vote for the election of directors) of any Competitor.

                                (iv)    "GEOGRAPHICAL AREA" means the entire
world, including each individual country throughout the world and each State within the United States of America.

                        (d) Seller acknowledges that this Section 5.16 is an independent covenant within this Agreement, and shall be treated as such for the purposes of enforcement. Seller further acknowledges that its agreement to this
Section 5.16 is an express pre-condition of Purchaser's agreement to purchase the Purchased Assets.

                        (e) Seller shall not publicly disparage Purchaser, its business or its employees.

                        (f) Seller hereby acknowledges that the Business is unique in character. As such, Seller agrees that the provisions of this Section
5.17 are reasonable and necessary for maintenance of the Business and the protection of Purchaser's investment in the Business and the Purchased Assets.

                        (g) This Section 5.16 does not apply to Viresh Bhatia and Richard Harold, whose non-competition arrangements are reflected entirely in their non-competition agreements attached hereto in Exhibit F.

                5.17 ACCOUNTS RECEIVABLE. Any amount actually received from any third party by Purchaser or the UK Subsidiary in payment of an account receivable of Seller or the UK Subsidiary for services performed or goods sold on or before the Closing Date shall be paid to Seller, without set-off of any kind, within five (5) Business Days of receipt by Purchaser. Any amount actually received from any third party by Seller in payment of an account receivable of Purchaser shall be paid to Purchaser, without set-off of any kind, within five
(5) Business Days of receipt by Seller. Seller and Purchaser hereby agree that any amounts received from customers of the Business by either party shall be applied first as an account receivable of Seller or the UK Subsidiary and then as an account receivable of Purchaser, unless such customer indicates otherwise in writing in connection with such payment.

                5.18    USE OF PROCEEDS.

                        (a) SATISFACTION OF INDEBTEDNESS. Seller undertakes, immediately following the Closing, to use the proceeds from the Initial Purchase Price to satisfy all amounts owed to creditors in full prior to making any distribution or other payment to its stockholders. Seller shall deliver to Purchaser a schedule summarizing the distributions of its funds in payment of its outstanding indebtedness as of Closing.

                        (b) BANKRUPTCY EVENT. Following the Closing, and unless Seller is solvent, Seller undertakes (i) not to initiate a Bankruptcy Event; (ii) to notify Purchaser immediately upon the commencement of any Bankruptcy Event or any other event that could lead to a Bankruptcy Event; and
(iii) to take promptly, at its expense, all measures as are required for preventing, discharging, terminating, removing or achieving a stay of a Bankruptcy Event. "BANKRUPTCY EVENT" shall mean any of the following events: (1) application for or consent by Seller to the appointment of any liquidator, receiver, trustee or administrator for all or a substantial part of its business, properties, assets or revenues; (2) the appointment of a liquidator, receiver, trustee or administrator for Seller; (3) any bankruptcy, arrangement, readjustment of debt, dissolution, liquidation or similar executory or judicial proceeding instituted by Seller (by petition, application, answer, consent or otherwise); (4) a bankruptcy, arrangement, readjustment of debt, dissolution, liquidation or similar executory or judicial proceeding instituted against Seller; or (5) a creditors' meeting called by Seller for the purpose of entering into an arrangement with them.

                5.19 UPDATING SCHEDULES. Seller shall be entitled to update, amend or modify the Schedules to this Agreement after the date hereof until the Closing Date (the "Update Period") to reflect factors, circumstances or events first arising or, in the case of representations given to Seller's Knowledge, becoming known to Seller during the Update Period by providing Purchaser with written notice setting forth the proposed update and specifying the Schedule or Schedules to be updated thereby; provided, however, such updates, amendments or modifications shall only modify the Schedules to this Agreement for purposes of post-Closing indemnification pursuant to Article 11 hereof and shall not modify the Schedules to this Agreement for purposes of determining whether Purchaser's obligations to consummate the transactions contemplated hereby are satisfied pursuant to Section 6.1.

                5.20 WISE SOLUTIONS, INC. LAWSUIT. Notwithstanding that the lawsuit captioned INSTALLATION SOFTWARE TECHNOLOGIES, INC. D/B/A INSTALLSHIELD SOFTWARE CORPORATION V. WISE

SOLUTIONS, INC., Civil Action No.: 03 C 4502 is an Excluded Asset hereunder, Seller covenants that, without the express written consent of Purchaser, it shall not enter into any voluntary non-judicially imposed settlement in respect of such lawsuit that would have the effect of granting Wise Solutions, Inc. the express or implied authority (whether through the express language of the settlement or the failure to specify a prohibition against such behavior) to utilize in any manner any of the Purchased Assets hereunder, including any of the Intellectual Property Assets, nor shall Seller make any representations to Wise Solutions, Inc. in any such settlement that any such improper use of any of the Purchased Assets is permitted.

                5.21 HUISH MATTER. Notwithstanding anything to the contrary herein, Seller hereby agrees to indemnify, defend and hold Purchaser harmless from, and to pay on behalf of or reimburse Purchaser as and when incurred, all Adverse Consequences based upon, arising out of or otherwise in respect of the enquiry by Inland Revenue into the PAYE and NIC positions of the UK Subsidiary in connection with the alleged theft of funds from the UK Subsidiary by Peter Huish (the "HUISH MATTER"). Purchaser hereby grants to Seller, and Seller hereby assumes, at Seller's expense, the right to conduct the defense and/or prosecution of any and all claims of Seller, the UK Subsidiary and Purchaser following the Closing in connection with the Huish Matter. Purchaser shall, and following the Closing shall cause the UK Subsidiary to, consent to any settlement or the entry of any judgment with respect to the Huish Matter with Inland Revenue (or any similar entity) or Peter Huish (or his representatives) that involves only the payment of monies by Seller on behalf of the UK Subsidiary, or by Mr. Huish to the UK Subsidiary only upon the direction of Seller, which consent shall not be unreasonably withheld or delayed. Purchaser covenants and agrees to pay to Seller or its assigns the amount of any funds received by the UK Subsidiary following the Closing Date in connection with the Huish Matter. This provision supersedes the letter agreement regarding the matters described herein provided by Seller to Grant Thornton.

                5.22 HELLE MATTER. Notwithstanding anything to the contrary herein, Seller hereby agrees to indemnify, defend and hold Purchaser harmless from, and to pay on behalf of or reimburse Purchaser as and when incurred, all Adverse Consequences based upon, arising out of or otherwise in respect of the unfair dismissal claim against the UK Subsidiary of Stephanie Helle, a former accountant at the UK Subsidiary (the "HELLE MATTER"). Purchaser hereby grants to Seller, and Seller hereby assumes, at Seller's expense, the right to conduct the defense and/or prosecution of any and all claims of Seller, the UK Subsidiary and Purchaser following the Closing in connection with the Helle Matter, including all appeals relating to such claims, and Purchaser shall, and following the Closing shall cause the UK Subsidiary to, only upon the direction of Seller, consent to any settlement or the entry of any judgment with respect to the Helle Matter with any entity or Stephanie Helle (or her representatives) that involves only the payment of monies by Seller on behalf of the UK Subsidiary, or by Mr. Helle to the UK Subsidiary, which consent shall not be unreasonably withheld or delayed. Purchaser covenants and agrees to pay to Seller or its assigns the amount of any funds received by the UK Subsidiary following the Closing Date in connection with the Helle Matter.

                5.23 UK SUBSIDIARY TAX REFUND. From time to time following the Closing, Purchaser covenants and agrees to pay to Seller (or its assigns in accordance with Section 12.5) the amount of any refund of Taxes or claim of refund of Taxes of the UK Subsidiary, and the amount of any deferred Tax assets of the UK Subsidiary.

                5.24 UK SUBSIDIARY NET ASSET ADJUSTMENT. Purchaser and Seller agree that Seller is entitled to be paid an amount equal to the "UK Net Asset Value", as hereinafter defined, in accordance with the procedures provided in this Section 5.24.

                        (a) As close as reasonably practicable and prior to the Closing Date, (i) Seller shall pay to the UK Subsidiary in cash the amount required to fully satisfy all intercompany payables owed by Seller to the UK Subsidiary through the Closing Date net of all intercompany payables due by the UK Subsidiary to Seller through the Closing Date , which in turn shall be recorded as satisfied, and (ii) the Board of Directors of the UK Subsidiary shall declare a dividend (the "Dividend") equal to the Seller's best estimate (the "Estimate") of UK Net Asset Value, as hereinafter defined (assuming for such purpose that no Dividend would be paid) provided always that there are profits available for distribution as defined in section 263 Companies Act 1985. If there are insufficient profits available for distribution then Seller agrees that the Board of Directors of the UK Subsidiary shall declare a dividend for the maximum amount which they can lawfully declare under Part VIII Companies Act 1985. The dividend shall be payable to Seller in cash immediately prior to the Closing Date. The Seller shall prepare the Estimate in good faith and in consultation with Parent and shall deliver the Estimate to Parent not less than three business days before the scheduled Closing Date. If the Estimate exceeds the Dividend , Parent shall pay Seller the difference at the Closing.

                        (b) If the UK Net Asset Value as finally determined in accordance with these provisions exceeds the amount reflected in the Estimate, the Parent shall pay the excess to Seller, and if the UK Net Asset Value as finally determined is less than the Estimate then the Seller shall pay the shortfall to Parent. The amount shall be due within two business days after it has been finally determined.

                        (c) Within sixty (60) days after the Closing Date Seller shall deliver to Parent a statement of the UK Subsidiary's Net Asset Value as of the Closing Date (the "UK Adjustment Notice") with reasonably detailed support of its calculations. Purchaser shall provide and shall cause the UK Subsidiary to provide reasonable assistance of its personnel and records as Seller may reasonably request for the preparation of the statement. If Parent does not deliver a written notice to Seller within thirty (30) days of receipt of such statement that it disputes the calculation set forth in the Seller's UK Adjustment Notice, then the amounts set forth in Seller's UK Adjustment Notice shall be final and binding upon Purchaser and Seller, and Parent or Seller, as applicable, shall pay the amount shown to be due within two (2) business days after expiration of the thirty (30) day period. If Parent delivers a written notice within such thirty (30) day period that it disputes the Seller's calculation of Seller's UK Adjustment Notice then Seller and Parent shall use their reasonable efforts to resolve such dispute with fifteen (15) days following Parent's notice of dispute. If Parent and Seller reach agreement during such fifteen (15) day period then the amounts agreed upon between Seller and Parent shall be paid by Parent or Seller, as applicable, within two (2) business days of such agreement. If Parent and Seller are unable to reach agreement during such fifteen (15) day period then they shall submit the matter for resolution to an Accountant in accordance with the provisions of Section 2.1(a)(iii) modified as necessary to apply to the Seller UK Adjustment Notice as opposed to the Pre-closing Adjustments and Year-end Bonus Adjustments. Any amount not paid when due shall bear interest at the rate of 10% per annum from the date required to be paid.

                        (d) "UK Net Asset Value" means an amount equal to the UK Subsidiary's cash and accounts receivables (which shall include for purposes of this calculation, the cash payment made or to be made by Seller to UK Subsidiary under Section 5.24(a) plus, if the Dividend has been paid, the amount of the Dividend as if it had not been paid), MINUS accounts payable and accrued liabilities (including tax liabilities, but excluding the Dividend if declared, and excluding any deferred revenue), using the accounting policies adopted by the UK Subsidiary in the preparation of the statutory accounts in accordance with generally accepted accounting principles in the United Kingdom in force on the date of this Agreement. The calculation of UK Net Asset Value will exclude, however, pre-paids, deposits, severance, vacation (holiday) time and bonuses, (all of which are included in the calculations under Section 2.1(a)(iii)).

                        (e) Any additional amount payable by Parent to Seller pursuant to this Section shall be treated as additional consideration for the stock of the UK Subsidiary.

                        (f) Purchaser will cause the UK Subsidiary to pay when due all UK Subsidiary accounts payable and liabilities which are included in the calculation of UK Net Asset Value, and Seller will have no obligations under the Agreement regarding such amounts.

        6.      CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE

                The obligation of Purchaser to consummate the transactions to be performed by and in connection with the Closing is subject to satisfaction of each of the following conditions set forth in this Section 6. Purchaser may waive any conditions specified in this Section 6 if it executes a writing so stating at or prior to the Closing.

                6.1 WARRANTIES TRUE AS OF BOTH PRESENT DATE AND CLOSING DATE. The representations and warranties of Seller contained in this Agreement, or in any certificate or agreement delivered by Seller pursuant to this Agreement, and the statements contained in the Disclosure Schedules, shall have been true, accurate and correct on and as of the date of this Agreement (other than those representations and warranties made as of a specified date, which are true and correct in accordance with their terms as of such date), and shall also be true, accurate and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date, and except to the extent such representations and warranties are made as of a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date,

                6.2 COMPLIANCE WITH COVENANTS. Seller shall have performed and complied in all material respects with all of its covenants, obligations and agreements contained in this Agreement and to be complied with by it on or prior to the Closing Date.

                6.3 NO MATERIAL ADVERSE CHANGE. No Material Adverse Effect with respect to Seller shall have occurred in the Pre-Closing Period.

                6.4 THIRD PARTY CONSENTS, ASSIGNMENTS AND NOTICES. Seller shall have received all assignments and required consents to assignment that are necessary for the transfer of the Assigned Contracts listed on SCHEDULE 6.4 to Purchaser, duly executed by the appropriate parties having the authority to assign or consent to assign, in form and substance as Purchaser shall reasonably request. Seller shall have delivered all notices required to have been given in connection with the assignment of the Assigned Contracts listed on SCHEDULE 6.4, and provided copies of all such notices to Purchaser.

                6.5 KEY EMPLOYEES. Purchaser shall have received signed acceptances of the Key Employee Offer Letters containing the terms and conditions for such Key Employees set forth on SCHEDULE 5.11(A) from at least seventy-five percent (75%) of the Key Employees listed on SCHEDULE 5.11(A).

                6.6 EMPLOYEES. Purchaser shall have received signed acceptances of its employment offers from at least 85% of all employees of Seller to whom Purchaser has made offers on terms and conditions for each employee at least as favorable as the terms set out in SCHEDULE 5.11(A).

                6.7 FOUNDERS' CERTIFICATE. Purchaser shall have received a certificate, dated as of the Closing Date and signed by Viresh Bhatia and Richard Harold in substantially the form attached as EXHIBIT E

                6.8 FOUNDER'S NON-COMPETITION AGREEMENT. Purchaser shall have received Non-Competition Agreements in substantially the form attached hereto as EXHIBIT F signed by each of Viresh Bhatia and Richard Harold.

                6.9 APPROVALS. All material consents, approvals and filings required under any applicable law, rule or regulation to be completed or obtained prior to the transactions contemplated by this Agreement shall have been so completed or obtained, as the case may be, and delivered to Purchaser.

                6.10 RELEASE OF CLAIMS. Seller shall have delivered to Purchaser evidence of the release of any Liens (other than Permitted Liens) on the Purchased Assets and delivery of any instruments of transfer (such as bills of sale or recordable assignments of intellectual property rights) reasonably necessary or appropriate to convey the assets to Purchaser, including all products, documents, source code, etc. associated with the Business that are in existence since the inception of Seller and the UK Subsidiary and that are Purchased Assets.

                6.11 SELLER DOCUMENTS. Seller shall have delivered to Purchaser certified copies of Seller's Certificate of Incorporation and by-laws.

                6.12 HSR WAITING PERIOD. All applicable waiting periods related to the HSR Act shall have expired.

                6.13 CHANGES TO DISCLOSURE SCHEDULES. In the event that there are changes to the Disclosure Schedules made by Seller during the Pre-Closing Period for matters other than those that arise in and are consistent with the ordinary course of Seller's business, Purchaser shall have approved any such changes prior to Closing.

                6.14 NO LITIGATION, ETC. No litigation shall have been commenced or threatened, and no investigation by any Government Entities shall have been commenced against

Purchaser, Seller or any affiliates, officers or directors of any of them with respect to the transactions contemplated hereby.

                6.15 INTERIM FINANCIAL REPORTS. To the extent available and prepared in the ordinary course of Seller's business, Seller shall have delivered to Purchaser a Seller-prepared report of the financials (including balance sheet) of Seller for the interim month-end periods from April 1, 2004 through at least May 31, 2004.

                6.16 STOCK TRANSFER FORM. Seller shall have delivered to the Purchaser all documents set out in SCHEDULE 1.5(I) relating to the UK Subsidiary, including, without limitation, a duly executed stock transfer form relating to the entire issued share capital of the UK Subsidiary.

        7.      CONDITIONS TO SELLER'S OBLIGATION TO CLOSE

                The obligation of Seller to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction of each of the following conditions set forth in this Section 7. Seller may waive any condition specified in this Section 7 if it executes a writing so stating at or prior to the Closing.

                7.1 WARRANTIES TRUE AS OF BOTH PRESENT DATE AND CLOSING DATE. The representations and warranties of Purchaser contained in this Agreement, and the statements contained in any certificate or agreement delivered by Purchaser pursuant to this Agreement, shall have been true, accurate and correct on and as of the date of this Agreement, and shall also be true, accurate and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date, (except for any changes permitted by the terms of this Agreement or disclosed in writing to Seller and accepted in writing by Seller), and except to the extent such representations and warranties are made as of a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date.

                7.2 COMPLIANCE WITH COVENANTS. Purchaser shall have performed and complied in all material respects with all of its covenants, obligations and agreements contained in this Agreement and complied with by it on or prior to the Closing Date.

                7.3 PURCHASE PRICE. Purchaser shall have delivered the Initial Purchase Price to Seller in accordance with the terms of Section 2.1 above.

                7.4 NO MATERIAL ADVERSE CHANGE. No Material Adverse Effect on the financial condition, results of operations, assets or properties of Purchaser shall have occurred in the Pre-Closing period.

                7.5 KEY EMPLOYEES. Purchaser shall have made offers to each Key Employee on those terms and conditions for each Key Employee set forth on
SCHEDULE 5.11(A) substantially in the form of the Key Employee Offer Letter.

                7.6 EMPLOYEES. Purchaser shall have offered employment to those employees of Seller identified in SCHEDULE 5.11(A), effective as of the day after the Closing, on the respective terms and conditions for each employee set forth on SCHEDULE 5.11(A), provided, however, that Purchaser may elect not to offer employment to up to twelve (12) employees listed on SCHEDULE 5.11(A), excluding the Key Employees, upon mutual agreement of Seller and Purchaser, with Seller's consent not to be unreasonably withheld. Notwithstanding the foregoing, the parties may mutually agree to increase the number of employees who are not offered employment by Purchaser.

                7.7 APPROVALS. All material consents, approvals and filings required under any applicable law, rule or regulation to be completed or obtained prior to the transactions contemplated by this Agreement shall have been so completed or obtained, as the case may be, and delivered to Seller.

                7.8 PURCHASER DOCUMENTS. Purchaser shall have delivered to Seller certified copies of Purchaser's Certificate of Incorporation and by-laws.

                7.9 HSR WAITING PERIOD. All applicable waiting periods related to the HSR Act shall have expired.

                7.10 NO LITIGATION, ETC. No litigation shall have been commenced or threatened, and no investigation by any Government Entities shall have been commenced against Purchaser, Seller or any affiliates, officers or directors of any of them with respect to the transactions contemplated hereby.

        8.      TERMINATION

                8.1 TERMINATION OF AGREEMENT. Certain of the parties hereto may terminate this Agreement as provided below:

                        (a) Purchaser and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                        (b) Purchaser may terminate this Agreement by giving written notice to Seller at any time prior to the Closing in the event that (i) Seller has within the then previous ten (10) days given Purchaser any notice pursuant to Section 12.4 and (ii) the development that is the subject of the notice has had a material adverse affect upon the financial condition of the Business and the Purchased Assets;

                        (c) Purchaser may terminate this Agreement by giving written notice to Seller at any time prior to the Closing (i) in the event that Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Purchaser has notified Seller of the breach, and the breach has continued without cure for a period of thirty days after notice of breach or (ii) if the Closing shall not have occurred on or before July 30, 2004 by reason of the failure of any condition precedent under
Section 6 hereof (unless the failure results primarily from Purchaser itself breaching any representation, warranty, or covenant contained in this Agreement); and

                        (d) Seller may terminate this Agreement by giving written notice to Purchaser at any time prior to the Closing (i) in the event Purchaser has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Seller has notified Purchaser of the breach, and the breach has continued without cure for a period of thirty days after notice of breach or
(ii) if the Closing shall not have occurred on or before July 30, 2004 by reason of a failure of any condition precedent under Section 7 hereof (unless the failure results primarily from Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

                        (e) Either Seller or Purchaser may terminate this Agreement if the Closing shall not have occurred on or before July 30, 2004, provided however, the terminating party is not then in breach of a representation, warranty or covenant, which could prevent the Closing from occurring on or before such date.

                8.2 EFFECT OF TERMINATION. If either Seller or Purchaser terminates this Agreement pursuant to Section 8.1(a) above, all rights and obligations of all the parties hereunder shall terminate without liability of any party to any other party (except for any liability of any party then in breach). Termination of this Agreement pursuant to this Section 8.1(c), (d) or
(e) shall not in any way terminate, limit or restrict the rights and remedies of either party hereto against the other party which has violated or breached any of the representations, warranties, covenants or agreements of this Agreement prior to termination hereof.

        9.      COVENANTS FOLLOWING CLOSING

                9.1 SELLER'S EMPLOYEES. Except as otherwise provided in this Agreement, and subject in all cases to Section 5.11(d), Seller agrees that Seller shall bear sole responsibility for all amounts due and payable or otherwise arising with respect to Seller's employees, consultants and agents, at and prior to the Closing Date, including but not limited to, all salaries, wages, commissions, profit and revenue sharing, and holiday, vacation and severance pay, bonuses, past service credits and contributions to the UK Subsidiary Scheme and premiums of the life assurance arrangement for Vincent Smyth, and shall make and remit, for all periods through and including the Closing Date, all payroll deductions, remittances and contributions, including, but not limited to, employees' salaries and wages, commissions, bonuses and profit-sharing required under contract, any collective bargaining agreements or applicable laws and regulations.

                9.2 POST-CLOSING COOPERATION. Seller agrees that, if reasonably requested by Purchaser, it will reasonably cooperate with Purchaser, at Purchaser's expense, in enforcing the terms of any agreements between Seller and any third party involving the Purchased Assets or Business, including without limitation, terms relating to confidentiality and the protection of intellectual property rights.

                9.3 POST-CLOSING ACCESS TO INFORMATION AND PERSONNEL. If, after the Closing Date, in order properly to operate the Business or prepare documents or reports required to be filed with governmental authorities or Purchaser's financial statements it is necessary that Purchaser obtain additional information within Seller's possession relating to the Purchased Assets or the Business, upon reasonable notice, Seller will make such information available to Purchaser. Such information shall include, without limitation, all agreements between Seller and any person relating to the Business. Following the Closing Date, in order to assist and facilitate the collection of Seller's accounts receivable and the payment of Seller's Liabilities, the preparation of Seller's Tax returns and other reports, any litigation involving Seller, the winding up and concluding of Seller's operations and the liquidation of Seller and related matters, Purchaser, upon reasonable notice, shall, at no expense to Seller, (a) provide Seller access to any documents or reports relating to the operation of the Business prior to the Closing Date, (b) maintain in existence any of such information which relates to Seller's Taxes or Tax returns for a period of time not less than the applicable statue of limitations period, and (c) allow certain of Purchaser's employees who were previously Seller employees, during normal business hours, to use commercially reasonable efforts to assist Seller in such matters; provided, however, that Purchaser shall not be required to permit such assistance by Purchaser employees which would result in a dereliction of such employee's duties to Purchaser in the normal course of business.

                9.4     UK TAX RETURNS. Subject to Purchaser's obligations under
Section 9.3, and with Purchaser's cooperation as reasonably required, Seller shall file with Inland Revenue a stub period tax return for the period January 1, 2004 to date of Closing.

        10.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES

                10.1 SURVIVAL. All covenants to be performed prior to the Closing Date and all representations and warranties in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall survive the consummation of the transactions contemplated hereby and continue until one (1) year from the Closing Date (except to the extent that they relate to any Liabilities (other than Assumed Liabilities) of the UK Subsidiary in which case it shall survive until two (2) years from the Closing Date) (the "REPRESENTATION TERMINATION DATE"); provided that if any claims for indemnification have been asserted with respect to any such representations, warranties and covenants prior to the Representation Termination Date, the representations, warranties and covenants on which any such claims are based shall continue in effect until final resolution of any claims. All covenants to be performed after the Closing Date shall continue until satisfied or performed.

        11.     INDEMNIFICATION

                11.1 INDEMNIFICATION. Seller hereby agrees to indemnify, defend and hold Purchaser, or as the case may be the UK Subsidiary, harmless from, and to pay on behalf of or reimburse Purchaser as and when incurred for, all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, Orders, decrees, rulings, damages, dues, penalties, fines, costs, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonably attorneys' fees and expenses (collectively "ADVERSE CONSEQUENCES") based upon, arising out of or otherwise in respect of (A) any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Seller contained in this Agreement, or in any certificate, document or instrument delivered pursuant thereto; (B) any claim by any third party against or affecting Purchaser, which alleges the existence of or relates to a misrepresentation or breach of any of the representations and warranties of Seller contained in the Agreement, or in any certificate, document or instrument delivered pursuant thereto; (C) any claim other than any Assumed Liability arising out of or made in connection with the conduct of the Business prior to the Closing Date (including, without limitation, a claim in respect of any of those Excluded Liabilities described in
Section 1.3(c) hereof); (D) any claim arising out of or related to Liabilities of Seller which is not an Assumed Liability (including, without limitation, those Excluded Liabilities described in Section 1.3(c) hereof), or (E) any claim made by any third party within twelve (12) months of Closing arising out of or related to the alleged infringement of the intellectual property rights of such third party by any of the Intellectual Property Assets.

                The amount of any UK Tax Liability for which Seller shall be liable to indemnify Purchaser or the UK Subsidiary under Section 11 shall be as follows:

                                (i)     in the case of an A Liability the amount
of the tax liability; and

                                (ii)    in the case of a B Liability the amount
of tax saves as a consequence of the application of the Relief.

                If Seller is obligated to Purchaser or the UK Subsidiary with respect to any such claim set forth in this Section 11.1, Purchaser or the UK Subsidiary shall seek payment of the Adverse Consequences with respect to such claim from the Indemnification Escrow Amount pursuant to the terms of the Escrow Agreement, which shall be the sole and exclusive remedy of Purchaser or the UK Subsidiary in connection with the payment of Adverse Consequences with respect to any such claim.

                To the extent that Seller is obligated to Purchaser with respect to any Liabilities related to the UK Subsidiary, the indemnification obligations of Seller will continue for a period of two (2) years following the Closing Date; provided, however that the amount to be held in the Indemnification Escrow Amount after the one-year anniversary of the Closing Date and until the two-year anniversary of the Closing Date shall be limited to $750,000 pursuant to the terms of the Escrow Agreement.

                Purchaser agrees to indemnify, defend and hold Seller and its assigns harmless from, and to pay on behalf of or reimburse Seller as and when incurred for, any and all Adverse Consequences based upon, arising out of or otherwise in respect of (A) any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Purchaser contained in this Agreement, or in any certificate, document or instrument delivered pursuant thereto; (B) any claim by any third party against or affecting Seller, which alleges the existence of or relates to a misrepresentation or breach of any of the representations and warranties of Purchaser contained in this Agreement; (C) any claim arising out of or made in connection with (i) the Purchased Assets other than an Excluded Liability, or (ii) the conduct of the Business after the Closing Date; or (D) any claim arising out of or related to Liabilities expressly assumed by Purchaser (including, but not limited to, the Assumed Liabilities).

                All claims under this Section 11 are subject to the arbitration provisions of Section 12.12.

                11.2 LIMITATIONS ON INDEMNIFICATION. Notwithstanding anything to the contrary in Section 11.1, Seller shall not have any obligation to indemnify Purchaser from and against any Adverse Consequences based upon, arising out of or otherwise in respect of (i) the breach of any representation or warranty of Seller contained in the Agreement or in any certificate, instrument or document delivered pursuant hereto, or (ii) any claim brought by any third party arising out of or related to the alleged infringement of the intellectual property rights of such third party by any of the Intellectual Property Assets: (A) if Purchaser has suffered Adverse Consequences in respect of any such individual breach or claim in an amount less than Six Thousand Dollars ($6,000), below which amount of Adverse Consequences with respect to any such individual breach Seller will have no obligation to indemnify Purchaser; (B) until Purchaser has suffered Adverse Consequences in respect of all such breaches or claims in excess of a Five Hundred Thousand Dollars ($500,000) aggregate deductible, above which amount of Adverse Consequences Seller will be obligated to indemnify Purchaser, or its assigns, from and against further such Adverse Consequences in excess of such deductible amount; and (C) to the extent the Adverse Consequences Purchaser has suffered in respect of all such breaches exceeds an aggregate ceiling equal to the Indemnification Escrow Amount, above which amount of Adverse Consequences Seller will have no obligation to indemnify Purchaser from and against further Adverse Consequences. However, any Adverse Consequences arising with respect to the UK Subsidiary are subject to clauses (A), (B) and (C) above.

                Notwithstanding anything to the contrary in Section 11.1, Purchaser shall not have any obligation to indemnify Seller from and against any Adverse Consequences caused by the breach of any representation or warranty of Purchaser contained in the Agreement: (A) until Seller has suffered Adverse Consequences by reason of all such breaches in excess of a Five Hundred Thousand Dollars ($500,000) aggregate deductible, above which amount of Adverse Consequences Purchaser will be obligated to indemnify Seller, or its assigns, from and against further such Adverse Consequences in excess of such deductible amount; and (B) to the extent the Adverse Consequences Seller has suffered by reason of all such breaches exceeds an aggregate ceiling equal to the Indemnification Escrow Amount, above which amount of Adverse Consequences Purchaser will have no obligation to indemnify Seller from and against further Adverse Consequences.

                Notwithstanding anything to the contrary in Section 11.1, Seller shall not have any obligation to indemnify Purchaser or the UK Subsidiary from and against any Adverse Consequences based upon any Liability to the extent that it was reflected or provision, reserve or allowance has been made for that Liability, in the calculation of the UK Net Asset Value.

                11.3    MATTERS INVOLVING THIRD PARTIES.

                        (a) If any third party shall notify any party hereto (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification against the other Party (the "INDEMNIFYING PARTY") under this Section 11, then the Indemnified Party shall promptly (and in any event within 15 business days after receiving notice of the Third Party Claim) provide notice thereof in writing to the Indemnifying Party, which notice shall describe in reasonable detail the nature of the Third Party Claim, the estimated amount of Adverse Consequences attributable to such claim to the extent feasible and the basis for the Indemnified Party's request for indemnification under this Agreement, and include a copy of any letter, complaint or similar writing received by the Indemnified Party.

                        (b) Any Indemnifying Party will have the right at any time to assume and thereafter conduct the defense of the Third Party Claim with counsel of his or its choice reasonably satisfactory to the Indemnified Party; provided, however that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party.

                        (c) Unless and until an Indemnifying Party assumes the defense of the Third Party Claim as provided in Section 11.3(b) above, however, the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate.

                        (d) In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of each of the Indemnifying Parties (not to be withheld unreasonably).

                        (e) The Parties shall make appropriate adjustments (i.e. reductions) for tax benefits and insurance coverage in determining Adverse Consequences for purposes of this Section 11. All indemnification payments received under this Section 11 shall be deemed adjustments to the Purchase Price. In the event that Seller is required to indemnify the UK Subsidiary pursuant to this Agreement, Seller shall pay such funds directly to Purchaser in satisfaction of such obligation.

                11.4 PROCEDURE FOR INDEMNIFICATION. The Indemnifying Party shall promptly pay the Indemnified Party any amount due under this Article 11. Any amounts payable by the Seller under this Article 11 shall first be satisfied from the Indemnification Escrow Amount. Subject to the limitations of this
Article 11, upon judgment, determination, settlement or compromise of any Third Party Claim, the Indemnifying Party shall pay promptly on behalf of the Indemnified Party, and/or to the Indemnified Party in reimbursement of any amount theretofore required to be paid by it, the amount so determined by judgment, determination, settlement or compromise and all other Adverse Consequences of the Indemnified Party with respect thereto, unless in the case of a judgment an appeal is made from the judgment. If the Indemnifying Party desires to appeal from an adverse judgment, then the Indemnifying Party shall post and pay the cost of the security or bond to stay execution of the judgment pending appeal. Upon the payment in full by the Indemnifying Party of such amounts, the Indemnifying Party shall succeed to the rights of such Indemnified Party, to the extent not waived in settlement, against the third party who made such Third Party Claim.

                11.5 NON-THIRD PARTY CLAIMS. In the event an Indemnified Party should have a claim against an Indemnifying Party hereunder which does not involve a Third Party Claim (a "DIRECT CLAIM"), the Indemnified Party shall transmit to the Indemnifying Party a written notice describing in reasonable detail the nature of the Direct Claim, an estimate of the amount of damages attributable to such Direct Claim and the basis of the Indemnified Party's request for indemnification under this Agreement.

                11.6 EXCLUSIVE REMEDY. Other than with respect to fraud, the indemnification provisions and procedures contained in this Article 11 shall constitute the sole and exclusive recourse and remedy of the parties with respect to any Adverse Consequences resulting from, arising out of or in connection with any matters subject to indemnification under this Article 11. Accordingly, other than with respect to claims alleging fraud, no claim for any Adverse

Consequences arising under this Agreement shall be made by Purchaser or Seller or their respective assigns except pursuant to the provisions of this Article 11, including, without limitation, Section 11.2 to the extent applicable.

                11.7 NO WAIVER. The closing of the transactions contemplated by this Agreement shall not constitute a waiver by any party of its rights to indemnification hereunder.

                11.8 NO MULTIPLE RECOVERIES. Matters which are indemnifiable hereunder both due to a breach of a representation or warranty and otherwise as provided herein shall not give rise to separate recovery by the Indemnified Party.

                11.9 INDEMNIFICATION REPRESENTATIVE. Seller has designated Viresh Bhatia as its initial representative with respect to the indemnification matters set forth in this Article 11 (the "INDEMNIFICATION REPRESENTATIVE"), and for all purposes with respect thereto such Indemnification Representative shall serve as the agent and attorney-in-fact of Seller, shall be deemed to be Seller and will be entitled to exercise the rights conferred upon Seller. The Indemnification Representative's actions pursuant to and in accordance with this
Section 11.8 shall be binding on Seller. Seller will notify Purchaser of any successor to the initial Indemnification Representative. Any assignee of all or any portion of Seller's rights in and to the Escrow Amount pursuant to Section
12.5 shall be entitled to exercise the rights conferred upon Seller pursuant to and in accordance with this Section 11 with respect to the rights and property subject to such assignment.

        12.     MISCELLANEOUS

                12.1 FEES AND EXPENSES. Each of the parties hereto shall bear only its own fees and expenses, including fees and expenses of counsel and accountants, incurred in connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereby and thereby or otherwise arising out of, or by reason of, this Agreement, whether or not the acquisition is consummated.

                12.2 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement and the agreements contemplated hereby (including the exhibits and schedules hereto and thereto) constitute the entire agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect thereto. The parties hereto acknowledge and agree that no third party (including any employee of Seller) is intended to be a third-party beneficiary of this Agreement or any agreements contemplated hereby.

                12.3 AMENDMENTS AND MODIFICATIONS. No amendment, modification or rescission of this Agreement shall be effective unless set forth in writing executed by the party sought to be bound thereby.

                12.4 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (a) as of the date delivered if delivered personally or by a nationally recognized overnight courier service, (b) on the third business day after deposit in the U.S. mail, if mailed by registered or certified mail

(postage prepaid, return receipt requested), or (c) on the date confirmation of receipt (or, the first business day following such receipt if the date is not a business day) of transmission by facsimile (with a confirming copy of such communication to be sent as provided in clauses (a) or (b) above), and, in each case to the parties at the following addresses or facsimile number (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

                        (1)     If to Purchaser:
                                Macrovision Corporation
                                2830 De La Cruz Blvd.
                                Santa Clara, CA 95050
                                Attn: Chief Financial Officer
                                Tel: (408) 743-8600
                                Fax:  (408) 743-8610

                        with a courtesy copy by email to LEGAL@MACROVISION.COM

                        (2)     If to Seller:
                                c/o Viresh Bhatia
                                P.O. Box 59271
                                Schaumburg, IL 60159


                        with a courtesy copy to:

                                Katten Muchin Zavis Rosenman
                                525 West Monroe Street, Ste. 1600
                                Chicago, Illinois  60661-3693
                                Attention:  Matthew S. Brown
                                Facsimile:  (312) 902-1061

or to such other address as any party may have furnished in writing to the other party in the manner provided above.

                12.5 ASSIGNMENT. Prior to the Closing Date, no party may assign this Agreement, or any of its rights hereunder, in any manner without the prior written consent of the other parties. Any proposed assignment in violation of this Section 12.5 shall be void. Simultaneously with or following the Closing, Seller may assign, upon written notice to Purchaser, any of its post-Closing rights under this Agreement, to a liquidating trust and/or to the holders or former holders of its debt in connection with the winding up of the operations and business of Seller and the discharge of its liabilities. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, heirs, successors, assigns and legal representatives.

                12.6 DISCLOSURE SCHEDULES AND EXHIBITS. All Schedules and Exhibits referred to in this Agreement are by this reference incorporated herein as an integral part hereof.

                12.7 GOVERNING LAW. This Agreement and the respective rights and obligations of the parties hereto and thereto shall be construed under and by the laws of the State of Delaware, without reference to conflicts of laws principles.

                12.8 CAPTIONS. The title to the sections and subsections of this Agreement are included herein solely for convenience, are not a part of this Agreement and do not in any way limit or amplify the terms of this Agreement. The use of one gender shall be deemed to imply the other gender where appropriate and the use of the singular shall be deemed to imply the plural where appropriate.

                12.9 ATTORNEYS' FEES. If any legal action or proceeding is brought to enforce or interpret this Agreement or any agreement contemplated hereby, or because of an alleged dispute, breach, default or misrepresentation in connection with this Agreement, subject to the limitations set forth in
Article 11, the prevailing party shall be entitled to reasonable attorneys' fees and costs in connection with such action or proceeding in addition to all other relief to which such party may be entitled.

                12.10 NO WAIVER. It is understood and agreed that no failure or delay by any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege be deemed to operate as a waiver of any other right, power or privilege hereunder or the subsequent invocation of such right, power or privilege.

                12.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of this Agreement or any such agreement or instrument, and each such party forever waives any such defense.

                12.12 ARBITRATION. The following arbitration provisions shall apply to any claim brought by or on behalf of Seller (or its assigns in accordance with Section 12.5) or by Purchaser (or its assigns) relating to this
Agreement:

                        (a) CLAIMS REQUIRED TO BE ARBITRATED. To the maximum extent permitted by law, Purchaser and Seller mutually consent to the resolution by arbitration of all claims or causes of action that Purchaser may have against Seller or that Seller may have against Purchaser or against its officers, directors, employees, or agents in the capacity as such arising out of this Agreement or the breach or interpretation thereof so long as there is no dispute that the matters are subject to and not outside of the exclusive limitation of Section 11 (collectively "CLAIMS"). The Claims covered by this Agreement include, but are not limited to, claims for breach of any contract or covenant (express or implied); tort Claims; and claims for violation of any federal, state, or other governmental law, statute, regulation or ordinance. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

                        (b) CLAIMS NOT REQUIRED TO BE ARBITRATED. Claims by either party for injunctive and/or other equitable relief, or to set aside the exclusive limitations of Section 11, are not required to be arbitrated, and the parties understand and agree that either party may seek and obtain relief from a court of competent jurisdiction.

                        (c) REQUIRED NOTICE OF ALL CLAIMS. Purchaser and Seller agree that the aggrieved party must give written notice of any claim to the other party, in the manner provided in Section 12.4 of this Agreement. The written notice shall identify and describe the nature of all Claims asserted and detail the facts upon which such Claims are based.

                        (d) ARBITRATION PROCEDURES. Purchaser and Seller agree that, except as otherwise provided in this Agreement, any arbitration shall be administered by

                                (i)     in the case of a claim made by Seller
against Purchaser, the Center for Public Resources Institute for Dispute Resolutions (hereinafter in the "Seller ARBITRATION SERVICE") in accordance with its then prevailing Rules for Non-Administered Arbitration of Business Disputes (except as otherwise provided herein), such action to be commenced and heard in Santa Clara County, California; and

                                (ii)    in the case of a claim made by Purchaser
against Seller, the Judicial Arbitration and Mediation Services, Inc. ("JAMS") which is headquartered in Santa Clara County, California under the auspices and rules of JAMS, such action to be commenced and heard in Cook County, Illinois.

The arbitrator shall be selected by the mutual agreement of the parties. If the parties cannot agree on a neutral arbitrator, Seller first, and then Purchaser, will alternately strike names from a list provided by the Seller Arbitration Service or JAMS, as applicable, until only one name remains. The arbitrator shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this Agreement, including but not limited to any claim that all or any part of this Agreement is void or voidable. The arbitrator shall apply the applicable statute of limitations to any claim, taking into account compliance with the notice provision set forth in subsection (c) above. The arbitrator shall issue a written opinion and award, which shall be signed and dated (the "ARBITRATOR DECISION"). The arbitrator shall be permitted to award those remedies that are available under applicable law. The Arbitrator Decision regarding the Claims shall be final and binding upon the parties. The arbitrator's award shall be enforceable in any court having jurisdiction thereof. Notwithstanding anything to the contrary in the Seller Arbitration Services or JAMS rules and procedures, the arbitration shall provide for (i) written discovery and depositions adequate to give the parties access to documents and witnesses that are essential to the dispute and (ii) a written decision by the arbitrator that includes the essential findings and conclusions upon which the decision is based.

                        (e) ACKNOWLEDGMENT OF COURT OR JURY TRIAL WAIVER. Purchaser and Seller understand that, by this Agreement, they are waiving their right to have a claim adjudicated by a court or jury. Any party may be represented by an attorney or other representative selected by the party. Any award rendered by the arbitrator shall be final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof.

                        (f) ARBITRATION FEES AND COSTS; ATTORNEYS' FEES. Each party to the arbitration shall be required to advance its share of the fees and costs of the arbitrator, as determined under the rules of the Seller Arbitration Service or JAMS, as applicable. However, to the extent permissible under the law, and following the arbitrator's ruling on the matter, the arbitrator may rule that the arbitrator's fees and costs be distributed in an alternative manner. The arbitrator's award in any arbitration brought pursuant to the provisions of this Agreement shall provide for the prevailing party to recover from the other party the prevailing party's reasonable attorneys' fees relating to such action.

                        (g) REQUIREMENTS FOR MODIFICATION OR REVOCATION. This agreement to arbitrate shall survive the Closing Date. It can only be revoked or modified by a writing signed by the parties that specifically states an intent to revoke or modify this Agreement.

                        (h) CONSIDERATION. Purchaser and Seller understand that the covenants of the respective parties set forth in this Agreement are consideration for these arbitration provisions. In addition, the promises by Purchaser and Seller to arbitrate Claims, rather than litigate them before courts or other bodies, provide consideration for each other.

                        (i) VIOLATION OF THIS AGREEMENT. Should any party to this Agreement hereafter institute any legal action or administrative proceeding against the other with respect to any claim required to be arbitrated under this Agreement or pursue any arbitrable dispute by any method other than arbitration, the responding party shall recover from the initiating party all damages, costs, expenses and attorneys' fees incurred as a result of such action.

                12.13 FURTHER ASSURANCE. From time to time before, during and after the Closing, at a party's request and without further consideration, Seller or Purchaser, as the case may be, will execute and deliver to the other party such documents, instruments and consents and take such other action as the other party may reasonably request in order to more fully and effectively consummate the transactions contemplated hereby. From time to time after the Closing, Purchaser will cooperate at Seller's expense to give Seller the possession or benefits of the Excluded Assets which may come into Purchaser's possession.

                12.14 SEVERABILITY. In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason or in any respect, such invalidity, illegality or unenforceability shall in no event affect, prejudice or disturb the validity of the remainder of this

Agreement, which shall be and remain in full force and effect, enforceable in accordance with its terms.

                12.15 FORCE MAJEURE. Each party shall be excused from any breach or default with respect to this Agreement to the extent that the party was prevented from performance by reason of anything beyond the party's control and not reasonably avoidable such as a strike or other labor disturbance, act of any governmental authority or agency, fire, flood, terrorism, wind storm, or any act of God, or the act or omission of any person or entity not controlled by that party ("FORCE MAJEURE"). No party shall be liable to the other party for any delay in or failure of performance under this Agreement due to a Force Majeure. Any such delay or failure shall extend the period of performance to such extent as is reasonably necessary to enable complete performance by a party if reasonable diligence is exercised after the causes or delay or failure have been removed.

                            [SIGNATURES ON NEXT PAGE]








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        IN WITNESS WHEREOF, the undersigned Purchaser and Seller have duly executed this Agreement as of the date first set forth above.

                                PURCHASER:

                                Macrovision Corporation

                                By:  /s/ William A. Krepick
                                     -----------------------------------------
                                     President and CEO

                                Macrovision Europe Limited

                                By:  /s/ William A. Krepick
                                     -----------------------------------------
                                     Director

                                Macrovision International Holdings LP

                                By:  /s/ William A. Krepick
                                     -----------------------------------------
                                     on behalf of its Limited Partner,
                                     Macrovision Corporation



                                SELLER:

                                InstallShield Software Corporation

                                By:  /s/ Viresh Bhatia
                                     -----------------------------------------
                                     President